Exhibit 10.44

WAIVER, FIRST AMENDMENT TO CREDIT AGREEMENT

AND FIRST AMENDMENT TO SECURITY AGREEMENT

This WAIVER, FIRST AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO SECURITY AGREEMENT (this “Agreement”), dated as of August 13, 2012, is entered into among Kid Brands, Inc., a New Jersey corporation (the “Parent”), Kids Line, LLC, a Delaware limited liability company (“Kids Line”), Sassy, Inc., an Illinois corporation (“Sassy”), I & J Holdco, Inc., a Delaware corporation (“I & J”), LaJobi, Inc., a Delaware corporation (“LaJobi”), CoCaLo, Inc., a California corporation (“CoCaLo”), and RB Trademark Holdco, LLC, a Delaware limited liability company (the “IP Sub” and collectively with the Parent, Kids Line, Sassy, I & J, LaJobi, CoCaLo and such other designated subsidiary borrowers from time to time, the “Borrowers” and each a “Borrower”), the Guarantors, the Lenders party hereto and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (as defined below) as amended hereby.

RECITALS

A. The Borrowers, the Lenders and the Administrative Agent have entered into that certain Second Amended and Restated Credit Agreement, dated as of August 8, 2011 (as further amended and as otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

B. The Borrowers have requested that the Administrative Agent and the Required Lenders (i) waive that certain default arising under Section 9.01(b) of the Credit Agreement as a result of the Borrowers’ failure to comply with Section 8.13(a) for the Fiscal Quarter ended June 30, 2012 (the “Existing Event of Default”) and (ii) amend certain provisions of the Credit Agreement.

C. Pursuant to this Agreement, the Outstanding Amount shall be restructured by (i) converting $23,000,000 of the Outstanding Amount to a Term Loan (ii) reducing the Aggregate Revolving Commitments of the Lenders to $52,000,000 and (iii) making additional changes to the Credit Agreement as provided herein.

D. The Administrative Agent and the Required Lenders have agreed to do so, subject to the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Estoppel, Acknowledgement and Reaffirmation. The Borrowers hereby acknowledge and agree that, as of the date hereof, the Existing Event of Default currently exists and has not previously been waived by the Lenders. Each Loan Party hereby acknowledges and confirms that as of August 10, 2012, the outstanding principal amount of the Revolving Loans was $57,165,000.00, (including $0.00 in respect of the Swingline Loans and $100,000.00 in respect of the LC Exposure), which amounts constitute valid and subsisting obligations of the Loan Parties to the Lenders that are not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. Each Loan Party further acknowledges and confirms that upon the effectiveness of this Agreement, (a) the outstanding principal amount of the Revolving Loans shall be $34,165,000.00 (including $0.00 in respect of the Swingline Loans and $100,000.00 in respect of the LC Exposure) and (b) the outstanding principal amount of the Term Loan shall be $23,000,000.00. Each of the Loan Parties hereby (i) acknowledges its obligations under the Loan Documents, (ii) reaffirms that each of the Liens created and granted pursuant to the Loan Documents is valid, subsisting, perfected (to the extent required by the Collateral Documents) and of first priority, other than with respect to certain Permitted Encumbrances, and (iii) acknowledges that this Agreement shall in no manner impair or otherwise adversely affect such Liens.

2. Waiver. Subject to the other terms and conditions of this Agreement, the Administrative Agent and the Required Lenders hereby waive the Existing Event of Default. This waiver is a one-time waiver, shall apply solely to the Existing Event of Default and shall not be construed or deemed to be a waiver as to any other action by the Loan Parties that may violate the terms of the Credit Agreement or the other Loan Documents or a waiver as to future compliance with the Credit Agreement or the other Loan Documents.

3. Amendments to Credit Agreement. The Credit Agreement is amended as follows:

(a) The Credit Agreement (excluding the Schedules and Exhibits thereto) is amended in its entirety to read in the form of such Credit Agreement attached hereto as Annex I.

(b) Schedule 2.01 to the Credit Agreement is amended in its entirety and replaced with the form attached hereto as Annex II.

(c) Exhibit 7.02 to the Credit Agreement (Form of Compliance Certificate) is hereby replaced in its entirety with Exhibit 7.02(a), which is attached hereto as Annex III.

(d) A new Exhibit 7.02(b) is hereby added to the Credit Agreement (Form of Borrowing Base Certificate) in the form attached hereto as Annex IV.

(e) Exhibit 11.06(b) to the Credit Agreement (Form of Assignment and Assumption) is hereby amended and restated in its entirety in the form attached hereto as Annex V.

4. Amendments to Security Agreement. Schedule 1(b) to the Security Agreement (Pledged Equity), Schedule 3(d) to the Security Agreement (Inventory), and Schedule 3 (k)(iii) to the Security Agreement (Intellectual Property Proceedings) are each hereby amended and restated in the form attached hereto as Annex VI.

5. Consent. The Required Lenders hereby authorize the Administrative Agent to execute the consent letter agreement dated as of the date hereof (the “Consent Letter”).

6. Waiver and Amendment Fee. As consideration for the agreements of the Administrative Agent and the Required Lenders set forth herein, the Borrowers hereby agree to pay to the Administrative Agent, for the account of each Lender that executes this Agreement and returns a signature page hereto to the Administrative Agent no later than 2:00 p.m. Eastern time on August 13, 2012, a waiver and amendment fee in an amount equal to $375,000 (the “Waiver and Amendment Fee”). The Waiver and Amendment Fee shall be fully earned and non-refundable at closing; provided, that of the Waiver and Amendment Fee, half shall be payable at closing, and half shall be payable on December 16, 2012; provided, that (i) if all outstanding Obligations under the Credit Agreement have been satisfied in full on or before December 15, 2012, the second half of the Waiver and Amendment Fee shall be waived in its entirety, and (ii) if the entire outstanding Term Loan has been paid in full on or before December 15, 2012, the portion of the Waiver and Amendment Fee due on December 16, 2012 which is attributable to the Term Loan ($57,500) shall be waived.

7. Closing Conditions. This Agreement shall become effective (the “First Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):

(a) The Administrative Agent’s receipt of a copy of this Agreement duly executed by each of the Borrowers, the Guarantors, the Administrative Agent, and the Required Lenders.

(b) The IP Sub shall have become a Borrower by complying with Section 7.11 of the Second Amended and Restated Credit Agreement dated as of August 8, 2011 and providing the documentation required thereby to the Administrative Agent.

(c) The Administrative Agent shall have received a Perfection Certificate in form and substance reasonably satisfactory to the Administrative Agent.

(d) The Administrative Agent’s receipt of a copy of the Consent Letter duly executed by each of the Borrowers and the Administrative Agent.

(e) The Administrative Agent’s receipt of one half of the Waiver and Amendment Fee.

(f) Payment by the Borrowers of such fees and expenses that are payable in connection with the consummation of the transactions contemplated by this Agreement and the Loan Documents, including, without limitation, the fees and expenses of the Administrative Agent and the Lenders’ counsel and other professional advisors.

(g) The Administrative Agent shall have received from the Borrowers a Borrowing Base Certificate as of August 3, 2012 in form acceptable to the Administrative Agent.

(h) The Administrative Agent shall have received, all in form and substance reasonably satisfactory to the Administrative Agent, (i) copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Closing Date; (ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and (iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.

(i) The Administrative Agent shall have received from the Borrowers such other documents, instruments and information as reasonably requested by the Administrative Agent in connection with the matters contemplated hereby.

8. Post-Closing Requirements. Within forty-five (45) days of the First Amendment Effective Date, or such later date as may be determined in the discretion of the Administrative Agent, the Loan Parties shall deliver to the Administrative Agent evidence that the intellectual property assignment issues identified to counsel to the Borrowers by counsel to the Administrative Agent have been resolved, including without limitation, recording of assignments and notices of grants of intellectual property.

9. Limitations on Availability. For the avoidance of doubt, any particular Collateral shall not be included in the Borrowing Base until such time as all documents related to such Collateral (including, without limitation Collateral Documents, Collateral Access Documents, imported goods agreements, or other lien waivers as applicable) have been fully executed and delivered to the Administrative Agent in accordance with the terms of the Credit Agreement as amended hereby.

10. Release. In consideration of the Administrative Agent and the Lenders’ willingness to enter into this Agreement, each Loan Party hereby releases and forever discharges the Administrative Agent and the Lenders and their respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Loan Party may have or claim to have against any of the Lender Group.

11. Miscellaneous.

(a) Amended Terms. On and after the date hereof, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Agreement. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

(b) Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants as follows:

(i) It has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(ii) This Agreement has been duly executed and delivered by the Loan Party and constitutes the Loan Party’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(iii) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Loan Party of this Agreement.

(iv) The representations and warranties set forth in Article VI of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).

(v) After giving effect to this Agreement, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(c) Loan Document. This Agreement shall constitute a Loan Document under the terms of the Credit Agreement.

(d) Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Lender, as is necessary to carry out the intent of this Agreement.

(e) Entirety. This Agreement and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

(f) Severability of Provisions. Each provision of this Agreement, and of the amendments to the Credit Agreement proposed to be amended hereby, shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision. In the event that any provision of this Agreement, or of the amendments to the Credit Agreement proposed to be amended hereby, is determined by a court of competent jurisdiction to be unenforceable against any party, such provision shall be severable from every other provision of this Agreement and the unenforceability of such provision as against such party shall not affect the other provisions of this Agreement, or amendments to the Credit Agreement proposed to be amended hereby, as against such party or any other party.

(g) Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Agreement by telecopy, e-mail or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

(h) No Actions, Claims, Etc. As of the date hereof, each Loan Party hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders or their respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under any Loan Document on or prior to the date hereof.

(i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(j) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWERS:	KID BRANDS, INC.,
a New Jersey corporation

	By:	/s/ Marc Goldfarb

Name: Marc Goldfarb
Title: Senior Vice President, General Counsel and Corporate Secretary

KIDS LINE, LLC, a Delaware limited liability company

	By:	/s/ Marc Goldfarb

Name: Marc Goldfarb
Title: Vice President and Secretary

SASSY, INC., an Illinois corporation

	By:	/s/ Marc Goldfarb

Name: Marc Goldfarb
Title: Vice President and Secretary

I & J HOLDCO, INC., a Delaware corporation

	By:	/s/ Marc Goldfarb

Name: Marc Goldfarb
Title: Vice President and Assistant Secretary

LAJOBI, INC., a Delaware corporation

	By:	/s/ Marc Goldfarb

Name: Marc Goldfarb
Title: Vice President and Assistant Secretary

COCALO, INC., a California corporation

	By:	/s/ Marc Goldfarb

Name: Marc Goldfarb
Title: Vice President and Assistant Secretary

RB TRADEMARK HOLDCO, LLC, a Delaware limited liability company

	By:	/s/ Marc Goldfarb

Name: Marc Goldfarb
Title: Senior Vice President and Secretary

WAIVER, FIRST AMENDMENT TO CREDIT AGREEMENT

AND FIRST AMENDMENT TO SECURITY AGREEMENT

ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Kelly Weaver

Name: Kelly Weaver
Title: Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, Swing Line Lender and L/C Issuer

	By:	/s/ Phillip M. Raby

Name: Phillip M. Raby
Title: Senior Vice President

WAIVER, FIRST AMENDMENT TO CREDIT AGREEMENT

AND FIRST AMENDMENT TO SECURITY AGREEMENT

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Susan M. Graham
Name:	Susan M. Graham
Title:	Senior Vice President

WAIVER, FIRST AMENDMENT TO CREDIT AGREEMENT

AND FIRST AMENDMENT TO SECURITY AGREEMENT

WELLS FARGO BANK, N.A.,
as a Lender

By:	/s/ Karen A. Sek
Name: Karen A. Sek
Title: Vice President

WAIVER, FIRST AMENDMENT TO CREDIT AGREEMENT

AND FIRST AMENDMENT TO SECURITY AGREEMENT

CITIZENS BANK OF PENNSYLVANIA,
as a Lender

By:	/s/ Robert Barnhard
Name: Robert Barnhard
Title: Senior Vice President

WAIVER, FIRST AMENDMENT TO CREDIT AGREEMENT

AND FIRST AMENDMENT TO SECURITY AGREEMENT

HSBC BANK USA, N.A.,
as a Lender

By:	/s/ David E. Glickhouse
Name: David E. Glickhouse
Title: Vice President

WAIVER, FIRST AMENDMENT TO CREDIT AGREEMENT

AND FIRST AMENDMENT TO SECURITY AGREEMENT

SOVEREIGN BANK,
as a Lender

By:	/s/ Michael Recchia
Name: Michael Recchia
Title: Vice President

WAIVER, FIRST AMENDMENT TO CREDIT AGREEMENT

AND FIRST AMENDMENT TO SECURITY AGREEMENT

ANNEX I

Amended Form of Credit Agreement

See Attached.

WAIVER, FIRST AMENDMENT TO CREDIT AGREEMENT

AND FIRST AMENDMENT TO SECURITY AGREEMENT

SECOND AMENDED AND RESTATED

CREDIT AGREEMENT

Dated as of August 8, 2011

among

KID BRANDS, INC.,

KIDS LINE, LLC,

SASSY, INC.,

I & J HOLDCO, INC.,

LAJOBI, INC.,

and

COCALO, INC.,

as the Borrowers,

THE SUBSIDIARIES OF THE BORROWER IDENTIFIED HEREIN,

as the Guarantors,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and L/C Issuer,

JPMORGAN CHASE BANK, N.A.

and

WELLS FARGO BANK, N.A,

as Co-Syndication Agents

and

THE OTHER LENDERS PARTY HERETO

Arranged By:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Sole Lead Arranger and Book Manager

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		7

1.01	Defined Terms	7
1.02	Other Interpretive Provisions	37
1.03	Accounting Terms	38
1.04	Rounding	39
1.05	Times of Day	39
1.06	Letter of Credit Amounts	39

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS		40

2.01	Revolving Loans	40
2.01A	Term Loans	40
2.02	Borrowings, Conversions and Continuations of Loans	40
2.03	Letters of Credit	42
2.04	Swing Line Loans	50
2.05	Prepayments	53
2.06	Termination or Reduction of Aggregate Revolving Commitments	55
2.07	Repayment of Loans	55
2.08	Interest	56
2.09	Fees	57
2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	58
2.11	Evidence of Debt	59
2.12	Payments Generally; Administrative Agent’s Clawback	59
2.13	Sharing of Payments by Lenders	61
2.14	Cash Collateral	62
2.15	Defaulting Lenders	63
2.16	Parent as Agent	64

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY		65

3.01	Taxes	65
3.02	Illegality	68
3.03	Inability to Determine Rates	69
3.04	Increased Costs	69
3.05	Compensation for Losses	70
3.06	Mitigation Obligations; Replacement of Lenders	71
3.07	Survival	71

ARTICLE IV GUARANTY		72

4.01	The Guaranty	72
4.02	Obligations Unconditional	72
4.03	Reinstatement	73
4.04	Certain Additional Waivers	73
4.05	Remedies	74
4.06	Rights of Contribution	74
4.07	Guarantee of Payment; Continuing Guarantee; Release of Guaranty	74

i

ARTICLE V CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		74

5.01	Conditions of Effectiveness	74
5.02	Conditions to all Credit Extensions	77

ARTICLE VI REPRESENTATIONS AND WARRANTIES		78

6.01	Organization	78
6.02	Authorization; No Conflict	78
6.03	Validity and Binding Nature	78
6.04	Financial Condition	78
6.05	No Material Adverse Change	79
6.06	Litigation and Contingent Liabilities	79
6.07	Ownership of Properties; Liens	79
6.08	Equity Ownership; Subsidiaries	79
6.09	Pension Plans	80
6.10	Investment Company Act	81
6.11	Regulation U	81
6.12	Taxes	81
6.13	Solvency	81
6.14	Environmental Matters	82
6.15	Insurance	82
6.16	Real Property	83
6.17	Information	83
6.18	IP Rights	83
6.19	Burdensome Obligations	84
6.20	Labor Matters	84
6.21	No Default	84
6.22	Subordinated Debt	84
6.23	Deposit Accounts	84
6.24	Patriot Act	84
6.25	Eligible Accounts and Eligible Inventory	84

ARTICLE VII AFFIRMATIVE COVENANTS		85

7.01	Financial Statements	85
7.02	Certificates; Other Information	86
7.03	Notice of Default, Litigation and Other Matters	90
7.04	Books, Records and Inspections	91
7.05	Maintenance of Property; Insurance	91
7.06	Compliance with Laws; Payment of Taxes and Liabilities	92
7.07	Maintenance of Existence, Etc	93
7.08	Use of Proceeds	93
7.09	Employee Benefit Plans	93
7.10	Environmental Matters	94
7.11	Additional Guarantors	94
7.12	Preparation of Environmental Reports	95
7.13	Pledged Assets	95

7.14	Further Assurances	96
7.15	Material Contracts	96
7.16	Designation as Senior Debt	96
7.17	Deposit Accounts; Cash Management	96
7.18	Borrower Financial Advisor	97
7.19	Retained Executive	97
7.20	Investment Bankers	98

ARTICLE VIII NEGATIVE COVENANTS		98

8.01	Indebtedness	98
8.02	Liens	99
8.03	Restricted Payments	101
8.04	Mergers, Consolidations, Sales and Other Transactions Outside the Ordinary Course of Business	102
8.05	Modifications of Organization Documents	104
8.06	Transactions with Affiliates	104
8.07	Unconditional Purchase Obligations	105
8.08	Inconsistent Agreements	105
8.09	Business Activities	105
8.10	Investments	106
8.11	Restrictions of Amendments to Certain Documents	107
8.12	Accounting Changes; Fiscal Year	107
8.13	Financial Covenants	107
8.14	Accrual or Payment of Duty Amounts	108
8.15	Cancellation of Indebtedness	108
8.16	[Intentionally Omitted]	108
8.17	Inactive Subsidiaries	108
8.18	Use of Proceeds	108

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES		109

9.01	Events of Default	109
9.02	Remedies Upon Event of Default	112
9.03	Application of Funds	112

ARTICLE X ADMINISTRATIVE AGENT		113

10.01	Appointment and Authority	113
10.02	Rights as a Lender	114
10.03	Exculpatory Provisions	114
10.04	Reliance by Administrative Agent	115
10.05	Delegation of Duties	115
10.06	Resignation of Administrative Agent	116
10.07	Non-Reliance on Administrative Agent and Other Lenders	117
10.08	No Other Duties; Etc	117
10.09	Administrative Agent May File Proofs of Claim	117
10.10	Collateral and Guaranty Matters	118
10.11	Swap Contracts and Treasury Management Agreements	118

ARTICLE XI MISCELLANEOUS		119

11.01	Amendments, Etc	119
11.02	Notices; Effectiveness; Electronic Communications	120
11.03	No Waiver; Cumulative Remedies; Enforcement	122
11.04	Expenses; Indemnity; and Damage Waiver	123
11.05	Payments Set Aside	125
11.06	Successors and Assigns	125
11.07	Treatment of Certain Information; Confidentiality	129
11.08	Set-off	130
11.09	Interest Rate Limitation	131
11.10	Counterparts; Integration; Effectiveness; Amendment and Restatement	131
11.11	Survival of Representations and Warranties	132
11.12	Severability	132
11.13	Replacement of Lenders	132
11.14	Governing Law; Jurisdiction; Etc	133
11.15	Waiver of Right to Trial by Jury	134
11.16	No Advisory or Fiduciary Responsibility	134
11.17	Electronic Execution of Assignments and Certain Other Documents	135
11.18	USA PATRIOT Act Notice	135
11.19	Concerning Joint and Several Liability of the Borrowers	135
11.20	Termination of Borrowers	137
11.21	Commitment Letter	137

SCHEDULES

1.01	Existing Letters of Credit
2.01	Commitments and Applicable Percentages
6.06	Contingent Liabilities
6.08	Subsidiaries
6.09	Pension Plans
6.12	Taxes
6.14	Environmental Matters
6.15	Insurance
6.16	Locations of Real Property
6.18	IP Rights
6.20	Labor Matters
6.23	Deposit Accounts
8.01	Indebtedness Existing on the Closing Date
8.02	Liens Existing on the Closing Date
8.10	Investments Existing on the Closing Date
11.02	Certain Addresses for Notices

EXHIBITS

2.02	Form of Loan Notice
2.04	Form of Swing Line Loan Notice
2.11(a)	Form of Note
7.02(a)	Form of Compliance Certificate
7.02(b)	Form of Borrowing Base Certificate
7.11	Form of Joinder Agreement
11.06(b)	Form of Assignment and Assumption
11.06(b)(iv)	Form of Administrative Questionnaire

v

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of August 8, 2011, among Kid Brands, Inc., a New Jersey corporation (the “Parent”), Kids Line, LLC, a Delaware limited liability company (“Kids Line”), Sassy, Inc., an Illinois corporation (“Sassy”), I & J Holdco, Inc., a Delaware corporation (“I & J”), LaJobi, Inc., a Delaware corporation (“LaJobi”) and CoCaLo, Inc., a California corporation (“CoCaLo” and collectively with the Parent, Kids Line, Sassy, I & J, LaJobi, CoCaLo and such other designated subsidiary borrowers from time to time, the “Borrowers” and each a “Borrower”), the Guarantors (defined herein), the Lenders (defined herein) and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

(A) Kids Line, Sassy, LaJobi, I & J and CoCaLo (the “Existing Borrowers”) and certain other parties are party to an Amended and Restated Credit Agreement dated as of April 2, 2008 (as amended, supplemented or otherwise modified by that certain First Amendment to Credit Agreement dated as of August 13, 2008, that certain Second Amendment to Credit Agreement dated as of March 20, 2009 and that certain Third Amendment to Credit Agreement dated as of March 30, 2011, the “Existing Credit Agreement”) with the lenders party thereto and Bank of America, N.A., as successor by merger to LaSalle Bank National Association, as administrative agent.

(B) Bank of America, N.A. (successor by merger to LaSalle Bank National Association), Sovereign Bank, Wells Fargo Bank, National Association (successor by merger to Wachovia Bank, N.A.), J.P. Morgan Chase Bank, N.A., TD Banknorth, N.A., HSBC Bank USA, N.A., Citizens Bank of Pennsylvania and Bank of the West are the only lenders party to the Existing Credit Agreement.

(C) The parties to this Agreement desire to amend the Existing Credit Agreement (and the existing Master Letter of Credit Agreement (as defined therein)) as set forth herein and to restate the Existing Credit Agreement and said Master Letter of Credit Agreement in their entireties to read as follows. This Agreement is not a novation of the Existing Credit Agreement or said Master Letter of Credit Agreement.

(D) Simultaneously with the Closing Date (defined herein), the parties to this Agreement hereby agree that the Commitments of each of the Lenders shall be as set forth in Schedule 2.01, and the outstanding amount of the Loans under and as defined in the Existing Credit Agreement (without giving effect to any further Borrowings under this Agreement on the Closing Date) shall be reallocated in accordance with such Commitments, and the requisite assignments shall be deemed to be made in such amounts among the Lenders and from each Lender to each other Lender, with the same force and effect as if each such assignment was evidenced by an Assignment and Assumption (as defined in the Existing Credit Agreement) under the Existing Credit Agreement, but without the payment of any related assignment fee.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Account” has the meaning as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

“Account Control Agreement” means a bank agency or other similar agreement with the Administrative Agent, the applicable Loan Party and any financial institution at which such Loan Party maintains a depositary or other account (other than Excluded Accounts) in form and substance reasonably satisfactory to the Administrative Agent, in order to give the Administrative Agent “control” (as defined in the UCC) of such account.

“Account Debtor” is defined in the UCC.

“Acquired Debt” means mortgage Indebtedness or Indebtedness with respect to Capital Leases of a Person existing at the time such Person became a Subsidiary or assumed by any Loan Party or a Domestic Wholly-Owned Subsidiary of a Loan Party pursuant to a Permitted Acquisition (and not created or incurred in connection with or in anticipation of such Permitted Acquisition).

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of all of the outstanding Equity Interests (including the acquisition or termination of any rights, warrants or options to acquire the Equity Interests) of any Person, or otherwise causing any Person to become a Wholly-Owned Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Wholly-Owned Subsidiary).

“Acquisition Agreement” means that certain Asset Purchase Agreement dated as of April 1, 2008 among LaJobi, as buyer, LaJobi Industries, as seller, and Lawrence and Joseph Bivona, as shareholders, pursuant to which LaJobi purchased substantially all of the assets of the LaJobi Industries upon the terms and conditions set forth therein (as such agreement is in effect on the Closing Date and without giving effect to any amendment or other modification thereof after such date, except to the extent permitted by Section 8.11 hereof).

“Acquisition Documents” means the Acquisition Agreement and all other agreements or instruments executed in connection with the LaJobi Acquisition (in each case, as in effect on the Closing Date and without giving effect to any amendment or other modification thereof after such date, except to the extent permitted by Section 8.11 hereof).

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 or such other address or account as the Administrative Agent may from time to time notify to the Parent and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit 11.06(b)(iv) or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The amount of the Aggregate Revolving Commitments as of the First Amendment Effective Date is $52,000,000.

“Agreement” means this Second Amended and Restated Credit Agreement.

“Applicable Percentage” means with respect to any Lender at any time, (a) with respect to such Lender’s Revolving Commitment at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time; provided that if the commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02 or if the Aggregate Revolving Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments, and (b) with respect to such Lender’s portion of the outstanding Term Loan at any time, the percentage (carried out to the ninth decimal place) of the outstanding principal amount of the Term Loan held by such Lender at such time. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption or other agreement pursuant to which such Lender becomes a party hereto, as applicable. The Applicable Percentages shall be subject to adjustment as provided in Section 2.15.

“Applicable Rate” means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(a):

Pricing Tier	Consolidated Leverage Ratio	Commitment Fee	Eurodollar Rate Loans and Letters of Credit		Base Rate Loans
			Revolving Loans	Term Loans	Revolving Loans	Term Loans
I	≥ 3.50	0.50%	3.00%	8.00%	2.00%	7.00%
II	≥ 2.75 but < 3.50	0.45%	2.75%	8.00%	1.75%	7.00%
III	≥ 2.25 but < 2.75	0.40%	2.25%	8.00%	1.25%	7.00%
IV	≥ 1.50 but < 2.25	0.35%	2.00%	8.00%	1.00%	7.00%
V	< 1.50	0.30%	1.75%	8.00%	0.75%	7.00%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, the Applicable Rate shall be one Pricing Tier higher then the Pricing Tier then currently in effect (i.e., a higher Pricing Tier reflects a higher Applicable Rate) shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered in accordance with Section 7.02(a), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from the Closing Date through the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(a) for the fiscal quarter ending September 30, 2011 shall be determined based upon Pricing Tier I.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as sole lead arranger and book manager.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit 11.06(b) or any other form approved by the Administrative Agent.

“Availability Block” means, as of the First Amendment Effective Date, $5,000,000. The Availability Block shall, at the Borrower’s election, be reduced in $1,000,000 increments for each $1,000,000 by which the Borrowing Base exceeds $47,000,000 (it being understood that any such reduction in the Availability Block will require, and be contingent upon, the prepayment described in Section 2.05(b)(v)). Notwithstanding the foregoing, if the Borrowers voluntarily reduce the Aggregate Revolving Commitments pursuant to Section 2.06, the Availability Block shall be reduced by a corresponding amount to an amount such that the sum of the Aggregate Revolving Commitments less the Availability Block is not less than $47,000,000 and if the Borrowers voluntarily reduce the Aggregate Revolving Commitments to $47,000,000 or less, the Availability Block shall be reduced to $0.

“Availability Period” means, with respect to the Revolving Commitments, the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Base Rate plus 1.0%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Bivona Litigation” means that certain arbitration proceeding initiated in December 2011 by Lawrence Bivona against the Parent and Lajobi seeking payment of the Earnout Consideration and other damages related to alleged violations of Mr. Bivona’s employment agreement and alleged defamatory statements made by the Parent and Lajobi.

“Board of Directors” means, with respect to the Parent, the board of directors of the Parent or any committee thereof duly authorized to act on behalf of the board of directors.

“Borrower” and “Borrowers” have the meanings specified in the introductory paragraph hereto.

“Borrower Financial Advisor” has the meaning specified in Section 7.18.

“Borrower Materials” has the meaning specified in Section 7.02.

“Borrowing” means a borrowing by one or more Borrowers consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Borrowing Base” means, on any date of determination, the sum (without duplication) of:

(a) the total of (i) 80% of the unpaid amount of all Eligible Accounts plus (ii) the lesser of (1) $20,000,000 and (2) 55% of the value of all Eligible Inventory valued at the lower cost or market; and minus

(b) the Rent Reserve, if any, in effect at such time; and minus

(c) the Initial Additional Reserve; and minus

(d) such other reserves as the Administrative Agent elects, in its commercially reasonable credit judgment after consultation with the Borrowers, to establish from time to time, including without limitation, a dilution reserve.

The amount of any Eligibility Increase occurring after the First Amendment Effective Date but before September 14, 2012 shall not be available for borrowing until after September 14, 2012 unless used to repay Loans in the manner described in Section 2.05(b)(v) or (vi), whether or not such repayment is required thereunder at the time.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit 7.02(f).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan or any Base Rate Loan bearing interest at a rate based on the Eurodollar Base Rate, means any such day that is also a London Banking Day.

“Capital Lease” means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real, personal or mixed property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer or the Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or the Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, at any time, (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender, its Affiliate or its holding company) rated at least A-2 by S&P or P-2 by Moody’s, (c) any certificate of deposit, time deposit or banker’s acceptance, maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by any Lender or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $250,000,000), (d) any repurchase agreement entered into with any Lender (or commercial banking institution of the nature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder and (e) money market accounts or mutual funds in which 90% or more of the assets invested satisfy the foregoing requirements, (f) with respect to any Foreign Subsidiary, (i) investments of the type and maturity described in the foregoing subdivisions (a) through (e) of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or (ii) shares of money market funds or similar funds which invest in assets otherwise satisfying the requirements of this definition and (g) other short term liquid investments approved in writing by the Administrative Agent.

“Catch Up Amount” means an amount equal to the product of (i) two percent (2.0%) per annum and (ii) the actual daily outstanding principal amount of the Term Loan from the First Amendment Effective Date through the date ninety (90) days following the First Amendment Effective Date.

“Catch Up Fee” has the meaning set forth in Section 2.09(c).

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means each occurrence of any of the following:

(a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of a majority of the Voting Stock,

(b) a majority of the members of the Board of Directors do not constitute Continuing Directors,

(c) the common stock of the Parent ceases to be listed and traded on a national stock exchange,

(d) the Parent ceases to own and control, directly or indirectly, 100% of the Equity Interests of the other Loan Parties, unless otherwise permitted hereunder,

(e) any Borrower ceases to own and control, directly or indirectly, 100% of the Equity Interests of any Loan Party which is its Subsidiary, unless otherwise permitted hereunder, or

(f) the Parent (i) consolidates with or merges with or into another entity (other than a Loan Party that is a Domestic Wholly-Owned Subsidiary) and is not the surviving entity or (ii) conveys, transfers or leases all or substantially all of its property and assets to any Person (other than a Loan Party that is a Domestic Wholly-Owned Subsidiary).

“Closing Date” means August 8, 2011.

“CoCaLo” has the meaning specified in the introductory paragraph hereto.

“Collateral” means a collective reference to all real and personal property with respect to which Liens in favor of the Administrative Agent, for the benefit of itself and the Lenders, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Access Agreement” means an agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by any Loan Party, acknowledges the Liens of the Administrative Agent and waives or, in the reasonable discretion of the Administrative Agent, subordinates on terms reasonably acceptable to the Administrative Agent, any Liens held by such Person on such property, and, in the case of any such agreement with a mortgagee or lessor, permits the Administrative Agent reasonable access to and use of such real property following the occurrence and during the continuance of an Event of Default to assemble, complete and sell any Collateral stored or otherwise located thereon.

“Collateral Documents” means a collective reference to the Security Agreement, the Mortgages, the Account Control Agreements and other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 7.14 or any of the Loan Documents.

“Commitment” means, as to any Lender, such Lender’s commitment to make Revolving Loans, a Term Loan and/or to issue or participate in Letters of Credit, in each case as applicable under this Agreement and “Commitments” means the Revolving Commitments and the Term Loan Commitments of all Lenders. The amount of each Lender’s Commitment to make Loans on the First Amendment Effective Date is set forth on Schedule 2.01.

“Compliance Certificate” means a certificate substantially in the form of Exhibit 7.02(a).

“Consolidated Capital Expenditures” means, with respect to the Parent and its Subsidiaries on a consolidated basis, all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Parent, including expenditures in respect of Capital Leases but excluding such expenditures to the extent constituting the reinvestment of sale or insurance proceeds arising from a sale (permitted hereunder) or casualty loss of a capital asset in replacement capital assets having the same or substantially similar use as the affected capital asset.

“Consolidated EBITDA” means, with respect to the Parent and its consolidated Subsidiaries, for any period (or portion thereof), the following amount as calculated on a consolidated basis for the Parent and its consolidated Subsidiaries for such period (or such portion thereof): (A) Consolidated Net Income for such period (as adjusted as set forth below where applicable), plus (minus) (B) to the extent deducted (added) in determining such Consolidated Net Income, (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation, (iv) amortization, (v) other non-cash charges (gains), (vi) if expensed, reasonable costs, expenses and fees incurred in connection with the negotiation, execution and delivery of the Loan Documents and the financings contemplated thereby, (vii) non-cash transaction losses (gains) due solely to fluctuations in currency values, in each case, during such period, (viii) if accrued or expensed during or after the Fiscal Quarter ending December 31, 2010 (or in any prior period to the extent a restatement is required), (a) the amount of all Duty Amounts attributable to Lajobi so accrued or expensed, (b) the amount of Earnout Consideration, if any, paid by LaJobi under or in respect of the Acquisition Agreement, to the extent that such Earnout Consideration is paid in accordance with the terms of this Agreement and (c) fees and expenses incurred by Lajobi in connection with Lajobi’s and any Governmental Authority’s investigation of the Duty Amounts and Duty Events, in an aggregate amount under clauses (a), (b) and (c) not to exceed the sum, for all periods, of (x) $14,855,000 less (y) the amount of Earnout Consideration, if any, paid by LaJobi under the Acquisition Agreement, to the extent that such Earnout Consideration was not paid in accordance with the terms of this Agreement and/or to the extent not deducted in determining Consolidated Net Income, (ix) professional fees and expenses incurred after July 1, 2012 and during such period in an aggregate amount not to exceed (a) $1,000,000 through September 30, 2012, (b) $1,500,000 through December 31, 2012, and (c) $1,800,000 through December 31, 2013 plus, in each case, all reasonable and necessary fees and expenses of the Retained Executive, if required to be retained, and (x) restructuring costs in an amount determined by the Administrative Agent in its discretion (after delivery by the Borrowers of supporting information justifying such restructuring costs and assuming concurrence from the Required Lenders in their discretion). For the purposes of determining Consolidated EBITDA as of the last day of any period which includes any of the months set forth below, the amount added back pursuant to clause (viii) above for the applicable months shall be deemed to be the corresponding amount set forth below:

Calendar Month Ending	Addback Amount
August 31, 2011	436,119
September 30, 2011	629,016
October 31, 2011	331,790
November 30, 2011	367,714
December 31, 2011	384,704
January 31, 2012	318,647
February 29, 2012	518,037
March 31, 2012	398,991
April 30, 2012	156,531
May 31, 2012	(160,454)
June 30, 2012	223,016
July 31, 2012	178,489

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the applicable period of computation minus the sum of (i) all unfinanced Consolidated Capital Expenditures incurred during such period, (ii) all cash taxes paid by the Parent on behalf of itself and its consolidated Subsidiaries during such period, and (iii) all cash dividends paid by the Parent during such period, to (b) the sum for such period for the Parent and its consolidated Subsidiaries on a consolidated basis of all scheduled interest and principal payments of Indebtedness, including the principal component of any Capital Lease (in each case, whether or not in fact paid during such period), paid (or which should have been paid) in cash plus any amounts paid or required to be paid during such period in respect of (i) any Duty Amounts, or (ii) the Earnout Consideration. Except as otherwise provided herein, the applicable period of computation shall be the period indicated on the table in Section 8.13.

“Consolidated Indebtedness” means the outstanding principal amount of all Indebtedness (including Indebtedness of Capital Leases plus undrawn face amount of all Letters of Credit) of the Parent and its Subsidiaries on a consolidated basis.

“Consolidated Interest Expense” means for any period the consolidated interest expense of the Parent and its consolidated Subsidiaries, on a consolidated basis, for such period (including all imputed interest on Capital Leases).

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed trailing twelve month period.

“Consolidated Net Income” means, with respect to the Parent and its consolidated Subsidiaries, on a consolidated basis, for any period, the net income (or loss) of the Parent and its consolidated Subsidiaries for such period, in each case, determined in accordance with GAAP, but excluding (a) any extraordinary after tax gains and losses, (b) up to $1,000,000 in severance expenses accrued during or subsequent to the fiscal quarter ending March 31, 2012, (c) any non-cash gains or losses from Dispositions (other than the write-down of current assets), (d) any non-cash restructuring charges (it being understood that any such charges which are accrued but will be paid in cash in a later period shall not be deemed to be non-cash charges), (e) any tax refunds, and (f) net operating losses or other net tax benefits and any after tax gains and losses from discontinued operations.

“Contingent Liability” means, with respect to any Person, each obligation and liability of such Person and all such obligations and liabilities of such Person incurred pursuant to any agreement, undertaking or arrangement by which such Person: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the Equity Interests of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby. The term “Contingent Liability” shall exclude endorsements of instruments for deposit or collection in the ordinary course of business and product warranties extended in the ordinary course of business.

“Continuing Director” means (a) any member of the Board of Directors who was a director of the Parent on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contractual Redemption” means a redemption or repurchase required pursuant to a contractual requirement to make such redemption or repurchase which is either in effect as of the Closing Date or which is entered into thereafter in accordance with the ordinary course of the Parent’s business.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the Voting Stock issued by such Person.

“Controlled Group” means all members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with the Parent or any of its Subsidiaries, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code or Section 4001 of ERISA.

“Covenant Test Period” means (i) prior to the Transition Date, each calendar month and (ii) on and after the Transition Date, each Fiscal Quarter.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debt Issuance” means the issuance by any Loan Party or any Subsidiary of any Indebtedness other than Indebtedness permitted under Section 8.01 (excluding Subordinated Debt permitted by Section 8.01(d) which, for the avoidance of doubt, the issuance of which would constitute a Debt Issuance for the purposes of Section 2.05(b)(iii)).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) the PIK Rate, if any, applicable to Base Rate Loans, plus (iv) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and the PIK Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three Business Days of the date required to be funded by it hereunder, (b) has notified the Parent or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Disposition” or “Dispose” by any Person means the sale, lease, assignment or other transfer for value by such Person of any asset or right of such Person (excluding, the loss, destruction or damage of any thereof or any actual condemnation, confiscation, requisition, seizure or taking thereof).

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state of the United States or the District of Columbia.

“Domestic Wholly-Owned Subsidiary” means any Wholly-Owned Subsidiary that is a Domestic Subsidiary. Unless the context otherwise requires, each reference to a Domestic Wholly-Owned Subsidiary herein shall be a reference to a Domestic Wholly-Owned Subsidiary of the Parent.

“Duty Amounts” means all customs duties, interest, penalties and any other amounts payable or owed to U.S. Customs and Border Protection by LaJobi, Kids Line, CoCaLo or Sassy, to the extent that such customs duties, interest, penalties and other amounts relate to the Duty Events.

“Duty Conclusion Date” means the date on which Administrative Agent receives, in a form and substance reasonably satisfactory to it, a written certificate of the Parent certifying that (a) all Duty Amounts owing to U.S. Customs and Border Protection by LaJobi, Kids Line, CoCaLo and Sassy with respect to the applicable Duty Events have been paid in full and (b) no Default then exists, with the following attachments thereto: (1) evidence of payment of the Duty Amounts and (2) evidence reasonably satisfactory to the Administrative Agent that either (x) U.S. Customs and Border Protection has issued a final audit report with respect to the Duty Events, or (y) U.S. Customs and Border Protection has completed a “focused assessment” with respect to the Duty Events.

“Duty Events” means (i) the nonpayment or incorrect payment by LaJobi of import duties to U.S. Customs and Border Protection on certain wooden furniture imported by LaJobi from vendors in China, resulting in a violation prior to March 30, 2011 of anti-dumping regulations, and the related misconduct on the part of certain LaJobi employees, including the misidentification of the manufacturer and shipper of such products, (ii) LaJobi’s business and staffing practices in Asia prior to March 30, 2011 relating thereto, and (iii) the filings by Kids Line, CoCaLo and Sassy of certain incorrect entries and invoices with U.S. Customs.

“Earnout Consideration” means the “Earnout Consideration” as defined in the Acquisition Agreement.

“Eligibility Increase” means an increase in the Borrowing Base resulting from the delivery of a Collateral Access Agreement or licensor consent agreement in form and substance satisfactory to the Administrative Agent which results in Inventory which was previously ineligible due solely to the absence of such agreement becoming Eligible Inventory.

“Eligible Account” means an Account (other than any portion of which is owing in respect of sales, excise or similar taxes) owing to a Borrower which is acceptable for lending purposes to the Administrative Agent in its commercially reasonable credit judgment. Without limiting the Administrative Agent’s aforementioned credit judgment, the Administrative Agent shall, in general, consider an Account to be an Eligible Account if it meets, and so long as if continues to meet, the following requirements:

(a) it arises from the final, bona fide sale or lease of goods or the rendering of services which have been fully performed by such Borrower; and if it arises from the sale or lease of goods, (i) such goods comply with the relevant Account Debtor’s specifications (if any) and have been delivered to such Account Debtor and (ii) such Borrower has possession of delivery receipts evidencing such delivery;

(b) it (i) is owned by such Borrower, (ii) is subject to a perfected, first priority Lien in favor of the Administrative Agent and (iii) is not subject to any other assignment, claim or Lien; provided that, if subject to any such other assignment, claim or Lien, such Account shall be deemed ineligible pursuant to this clause (b) only to the extent of the amount of such assignment, claim or Lien;

(c) it (i) is a valid, legally and enforceable obligation of the Account Debtor with respect thereto, (ii) is not subject to (x) the fulfillment of any condition whatsoever or any counterclaim, offset, credit, allowance, discount, rebate, or adjustment by the Account Debtor with respect thereto, or (y) any claim by such Account Debtor denying liability thereunder in whole or in part; provided that only such portion of such Account subject to such counterclaim, offset, credit, allowance, discount, rebate, adjustment or liability shall be deemed ineligible pursuant to this clause (c)(ii), and (iii) the Account Debtor has not refused to accept and/or has not returned or offered to return any of the goods or services which are the subject of such Account;

(d) there is no bankruptcy, insolvency or liquidation proceeding pending by or against the Account Debtor or any Affiliated Account Debtor with respect thereto;

(e) the Account Debtor with respect thereto is a resident or citizen of, and is located within, the United States (including Puerto Rico, the U.S. Virgin Islands and Guam) or Canada (excluding Newfoundland, the Northwest Territories or Nunavut), unless the sale of goods or rendering of services giving rise to such Account is on letter of credit, bankers’ acceptance or other credit support terms reasonably acceptable to the Administrative Agent (any such Account in respect of which the Account Debtor thereon is a resident of Canada, being a “Canadian Account”), and such Account is denominated in United States dollars, or in the case of a Canadian Account, Canadian dollars;

(f) it is not (i) an Account arising from a “sale on approval,” “sale or return,” “consignment” or “bill and hold” or subject to any other repurchase or return agreement, or (ii) subject to a reserve or contra-account established by such Borrower for potential returns or refunds (without duplication of any other reserve or deductions regarding such returns or refunds); provided that only such portion of such Account in the amount of such reserve or contra-account shall be deemed ineligible pursuant to this clause (f)(ii);

(g) it is not an Account with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by such Borrower (or by any agent or custodian of such Borrower) for the account of or subject to further and/or future direction from the Account Debtor with respect thereto;

(h) it arises in the ordinary course of business of such Borrower;

(i) if the Account Debtor is the United States or any state or local government, or any department, agency or instrumentality thereof, such Borrower has assigned its right to payment of such Account to the Administrative Agent pursuant to the Assignment of Claims Act of 1940 or any comparable state or local law, as applicable, and evidence (reasonably satisfactory to the Administrative Agent) of such assignment has been delivered to the Administrative Agent;

(j) if such Borrower maintains a credit limit for an Account Debtor, the aggregate dollar amount of Accounts due from such Account Debtor and its Affiliated Account Debtors, including such Account, does not exceed such credit limit; provided that only such portion of such Account that exceeds such credit limit shall be deemed ineligible pursuant to this clause (j);

(k) it is not an Account evidenced by chattel paper or an instrument;

(l) such Account is evidenced by an invoice delivered to the related Account Debtor and is not more than (i) 60 days past the due date thereof or (ii) 90 days past the original invoice date thereof, in each case according to the original terms of sale; provided, that up to $2,500,000 of Accounts evidenced by invoices not more than (x) 60 days past the due date thereof or (y) 120 days past the original invoice date thereof but which otherwise meet all other eligibility criteria hereunder shall not be deemed ineligible pursuant to this clause (1);

(m) it is not owing by an Account Debtor in respect of which 35% or more of the aggregate dollar amount of all Accounts owing by such Account Debtor and its Affiliated Account Debtors are ineligible pursuant to clause (1) immediately above;

(n) it is not an Account with respect to an Account Debtor that is located in any jurisdiction which has adopted a statute or other requirement with respect to which any Person that obtains business from within such jurisdiction must file a notice of business activities report or make any other required filings in a timely manner in order to enforce its claims in such jurisdiction’s courts unless (i) such notice of business activities report has been duly and timely filed or such Borrower is exempt from filing such report and has provided the Administrative Agent with reasonably satisfactory evidence of such exemption or (ii) the failure to make such filings may be cured retroactively by such Borrower for a nominal fee;

(o) the Account Debtor or Affiliated Account Debtor with respect thereto is not (i) a Loan Party or an Affiliate of a Loan Party or (ii) a director, officer, employee or agent of a Loan Party or an Affiliate of a Loan Party;

(p) if the aggregate amount of all Accounts owed by the Account Debtor and its Affiliated Account Debtors thereon exceeds 25% of the aggregate amount of all Eligible Accounts at such time, then all Accounts owed by such Account Debtor or Affiliated Account Debtors in excess of such amount shall be deemed ineligible; provided, however that (i) with respect to Toys ‘R’ Us and Babies ‘R’ Us, collectively, if the aggregate amount of all Accounts owed by the such entities (including those owned by its Affiliated Account Debtors) thereon exceeds, collectively, 40% of the aggregate amount of all Eligible Accounts at such time, or (ii) with respect to any other Account Debtor and its Affiliated Account Debtors that have a longterm unsecured debt rating of BBB or better by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or the equivalent rating from Moody’s Investor Services, Inc., if the aggregate amount of all Accounts owed by such entity (including those owned by its Affiliated Account Debtors) thereon exceeds, collectively, 35% of the aggregate amount of all Eligible Accounts at such time, then, in any such case, all Accounts owed by the applicable Account Debtor(s) and its Affiliated Account Debtors in excess of the amounts determined above shall be deemed ineligible;

(q) it is not an Account (i) with respect to which any representation or warranty contained in this Agreement or any other Loan Document is untrue in any material respect (or, if such representation or warranty is qualified by materiality or Material Adverse Effect, in any respect), (ii) which violates any of the covenants contained in this Agreement, any other Loan Document or the agreement or contract under which it arises in any material respect (or, if such covenant is qualified by materiality or Material Adverse Effect, in any respect), or (iii) which arises out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

(r) it is not an Account for which such Borrower has received any prepayment or a deposit in respect of such Account; provided, that the amount of such Account in excess of the amount of any such prepayment and/or deposit shall not be deemed ineligible pursuant to this clause (r); and

(s) it does not arise from the sale of goods covered under any license agreement, distribution agreement or other similar agreement that prohibits the granting of Liens in the proceeds of such goods in favor of the Administrative Agent to secure the Obligations (and such prohibition has not been waived).

An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be an Eligible Account. Further, with respect to any Account, if the Administrative Agent or the Required Lenders at any time hereafter determine in its or their reasonable credit judgment that the prospect of payment or performance by the Account Debtor with respect thereto is materially impaired for any reason whatsoever, such Account shall cease to be an Eligible Account after consultation with, and notice of such determination is given to, the Borrowers.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Eligible Inventory” means Inventory of a Borrower which is acceptable for lending purposes to the Administrative Agent in its commercially reasonable credit judgment. Without limiting the Administrative Agent’s aforesaid credit judgment, the Administrative Agent shall, in general, consider Inventory to be Eligible Inventory if it meets, and for so long as it continues to meet, each of the following requirements:

(a) it (i) is owned by such Borrower, (ii) is subject to a perfected, first priority Lien in favor of the Administrative Agent and (iii) is not subject to any other assignment, claim or Lien; provided that, if subject to any such other assignment, claim or lien, such Inventory shall be deemed ineligible pursuant to this clause (a) only to the extent of the amount of such assignment, claim or Lien;

(b) it is salable and not slow-moving, obsolete or discontinued;

(c) it is in the possession and control of a Loan Party and it is stored and held in facilities owned by a Loan Party (and not subject to a mortgage other than a mortgage in favor of the Administrative Agent) or, if such facilities are not so owned, the Administrative Agent is in possession of a Collateral Access Agreement from any lessor or mortgagee thereof with respect thereto or a Rent Reserve is then in effect with respect to such location;

(d) it is not Inventory produced in violation of the Fair Labor Standards Act and subject to the “hot goods” provisions contained in Title 29 U.S.C. §215;

(e) it is not subject to any agreement or license which would restrict the Administrative Agent’s ability to sell or otherwise dispose of such Inventory unless the applicable licensor has entered into a consent agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which the licensor permits the sale or disposal of such Inventory, or which contains any prohibition on the Administrative Agent’s Lien therein to secure the Obligations (unless the applicable licensor has entered into a consent agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which such prohibition shall have been waived);

(f) it is located at one of the owned or leased locations of such Borrower identified on Schedule 6.16 (subject to clause (g) below);

(g) it is not “in transit” to such Borrower or held by such Borrower on consignment; provided that up to $5,000,000 of Inventory which is “in transit” (the “In-Transit Inventory”) shall be deemed eligible hereunder so long as such In-Transit Inventory (i) otherwise meets all other criteria for eligibility hereunder, (ii) the In-Transit Inventory is subject to bills of lading, air bills or other similar documentation (collectively, the “Shipping Documents”) which are adequate as determined by the Administrative Agent in its commercially reasonable credit judgment; (iii) the In-Transit Inventory is fully-insured under an insurance policy naming the Administrative Agent as loss payee, (iv) the applicable Borrower has title to such an In-Transit Inventory, (v) such In-Transit Inventory shall be listed as such on the report required pursuant to Section 7.02(f) for the months in which such In-Transit Inventory is in transit, and (vi) the Borrowers have, if and to the extent requested by the Administrative Agent at any time during the continuation of an Default or Event of Default, delivered such Shipping Documents to the Administrative Agent, appropriately endorsed, together with a power of attorney to allow the Administrative Agent to list itself as “consignee” thereunder;

(h) it is finished goods and is not work-in-progress, display inventory, supply items, packaging, tooling, samples or literature;

(i) it is not identified to any purchase order or contract to the extent progress or advance payments are received with respect to such Inventory; and

(j) it does not breach any of the representations, warranties or covenants pertaining to Inventory set forth in the Loan Documents in any material respect (or, if such representation or warranty is qualified by materiality or Material Adverse Effect, in any respect).

Inventory which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory.

“Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

“Environmental Laws” means all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Issuance” means any issuance by any Loan Party or any Subsidiary to any Person of its Equity Interests, other than (a) any issuance of its Equity Interests pursuant to the exercise of options or warrants, (b) any issuance of its Equity Interests pursuant to the conversion of any debt securities to equity or the conversion of any class of equity securities to any other class of equity securities, (c) any issuance of options or warrants relating to its Equity Interests, and (d) any issuance by the Borrower of its Equity Interests as consideration for a Permitted Acquisition.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Eurodollar Base Rate” means:

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such published rate is not available at such time for any reason, the rate determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

“Eurodollar Rate” means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Base Rate for such Eurodollar Rate Loan for such Interest Period by (b) one minus the Eurodollar Reserve Percentage for such Eurodollar Rate Loan for such Interest Period.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Base Rate.”

“Eurodollar Reserve Percentage” means, for any day, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning specified in Section 9.01.

“Excess Revolving Loan Availability” means at any time the excess of the Revolving Loan Availability over the Total Revolving Outstandings at such time.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Accounts” means (a) deposit accounts used exclusively for payroll, payroll taxes or employee benefits, (b) deposit accounts used in the ordinary course of business for daily accounts payable and that have an ending daily balance of zero and (c) deposit accounts containing at the end of any day, in the aggregate for all such accounts, not more than (i) from the First Amendment Effective Date through and including the date sixty (60) days following the First Amendment Effective Date, $1,000,000 (provided that the applicable depository bank must be a Lender) and (ii) thereafter, $100,000.

“Excluded Property” means, with respect to any Loan Party, (a) any real property which is located outside of the United States or which has an appraised value of less than $2,000,000, (b) unless requested by the Administrative Agent or the Required Lenders, any leased real property, (c) unless requested by the Administrative Agent or the Required Lenders, any IP Rights for which a perfected Lien thereon is not effected either by filing of a UCC financing statement or by appropriate evidence of such Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (d) unless requested by the Administrative Agent or the Required Lenders, any personal property (other than personal property described in clause (c) above) for which the attachment or perfection of a Lien thereon is not governed by the UCC, (e) the Equity Interests of any direct Foreign Subsidiary of any Loan Party to the extent not required to be pledged to secure the Obligations pursuant to Section 7.13(a) and (f) any property which, subject to the terms of Section 8.08, is subject to a Lien of the type described in Section 8.02(d) pursuant to documents which prohibit such Loan Party from granting any other Liens in such property.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or the L/C Issuer (or a branch thereof), or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), (i) by a taxing authority in the United States or a jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or (ii) as a result of a present or former connection between such recipient and the jurisdiction imposing such tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Borrower is located (c) any backup withholding tax that is required by the Internal Revenue Code to be withheld from amounts payable to a Lender that is not a Foreign Lender, (d) any taxes imposed on any “withholdable payment” payable to such recipient as a result of the failure of such recipient to satisfy the applicable requirements as set forth in FATCA to establish that such payment is exempt from withholding under FATCA and (e) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Parent under Section 11.13), any withholding tax that (i) is imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from such Borrower with respect to such withholding tax pursuant to Section 3.01(a)(ii) or (c).

“Existing Credit Agreement” has the meaning specified in the recitals hereto.

“Existing Letters of Credit” means those letters of credit identified on Schedule 1.01.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code and any regulations promulgated thereunder or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated June 21, 2011 among the Parent, the Administrative Agent and the Arranger.

“First Amendment” means that certain Waiver and First Amendment to Credit Agreement and First Amendment to Security Agreement dated as of the date hereof by and among the Loan Parties, the Administrative Agent and the Required Lenders.

“First Amendment Effective Date” means August 13, 2012.

“First Amendment Fee Letter” means the letter agreement, dated the First Amendment Effective Date, among the Parent, the Administrative Agent and the Arranger.

“First-Tier Foreign Subsidiary” means, any direct Foreign Subsidiary of a Loan Party or Subsidiary organized under the laws of the United States.

“Fiscal Quarter” means a fiscal quarter of a Fiscal Year.

“Fiscal Year” means the fiscal year of the Parent and its consolidated Subsidiaries, which period shall be the 12-month period ending on December 31st of each calendar year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., “Fiscal Year 2011”) refer to the Fiscal Year ending on December 31st of such calendar year.

“Foreign Lender” means any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fully Satisfied” means, with respect to the Obligations, as of any date, that, as of such date, (a) all principal and interest accrued to such date which constitute Obligations arising under the Loan Documents shall have been paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constitute Obligations arising under the Loan Documents shall have been paid in full in cash (other than contingent indemnification obligations for which no claim has been asserted), (c) all outstanding Letters of Credit shall have been (i) terminated or shall have expired, (ii) Cash Collateralized or (iii) made subject to other arrangements reasonably satisfactory to the Administrative Agent and the L/C Issuer, (d) if a holder of Obligations under Swap Contracts has provided prior written notice to the Administrative Agent thereof, all amounts then due and payable (or which will be due and payable following notice or expiration of any grace period) shall have been paid in full in cash or made subject to other arrangements reasonably satisfactory to such holder, (e) if a holder of Obligations under Treasury Management Agreements has provided prior written notice to the Administrative Agent thereof, all amounts then due and payable (or which will be due and payable following notice or expiration of any grace period) shall have been paid in full in cash or made subject to other arrangements reasonably satisfactory to such holder and (f) the Commitments shall have expired or been terminated in full.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantors” means (a) each Domestic Subsidiary of the Parent identified as a “Guarantor” on the signature pages hereto, (b) each other Person that joins as a Guarantor pursuant to Section 7.11 or otherwise, (c) with respect to obligations under any Swap Contract between any Subsidiary and any Lender or Affiliate of a Lender that is permitted to be incurred pursuant to Section 8.01(e) and obligations under any Treasury Management Agreement between any Subsidiary and any Lender or Affiliate of a Lender, any Borrower, and (d) the successors and permitted assigns of the foregoing.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders pursuant to Article IV.

“Hazardous Materials” means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, radon gas and mold; (b) any chemicals, materials, pollutant or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous substances”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or release of which is prohibited, limited or regulated by any Governmental Authority or for which any duty or standard of care is imposed pursuant to, any Environmental Law.

“Honor Date” has the meaning specified in Section 2.03(c).

“I & J” has the meaning specified in the introductory paragraph hereto.

“Immaterial Foreign Subsidiary” means, at any time of determination, any Foreign Subsidiary that has total assets (on a subconsolidated basis with its Subsidiaries) not exceeding $2,000,000 and has total annual revenues (on a subconsolidated basis with its Subsidiaries) not exceeding $2,000,000.

“Inactive Subsidiary” means, at any time of determination, any Subsidiary that (a) does not own or lease assets having an aggregate fair market value in excess of $50,000, (b) is not obligated in respect of liabilities exceeding $50,000 in the aggregate (other than liabilities owed to a Loan Party) and (c) does not engage in any business. As of the Closing Date, the Inactive Subsidiaries are Russ Berrie & Co. West, BOA Done, Inc., P/F Done, Inc., Fluf N’ Stuf, Inc., RBTACQ, Inc., RBCACQ, Inc., Russ Berrie (Holdings) Limited, Russ Berrie (Deutschland) GmBH, Russ Berrie (Osterreich) GmBH and Russ Berrie (Benelux) B.V.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (c) all obligations of such Person to pay the deferred purchase price of property or services, (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided that if such Person has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured at the fair market value of such property securing such indebtedness at the time of determination, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), (f) the Swap Termination Value under Swap Contracts of such Person, (g) all Contingent Liabilities of such Person, (h) all Indebtedness of any partnership of which such Person is a general partner, (i) all monetary obligations of such Person under (i) so called synthetic, off-balance sheet or tax retention leases (solely for purposes of calculating compliance with the financial covenants set forth in Section 8.13, discounted to present value at a reasonable capitalization rate fixed reasonably acceptable to the Administrative Agent), or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment), (j) any Equity Interests or other equity instrument, whether or not mandatorily redeemable, that under GAAP is characterized as debt, whether pursuant to Financial Accounting Standards Board Issuance No. 150 or otherwise and (k) the Subordinated Debt, if any; it being acknowledged and agreed that the Earnout Consideration, any settlement payments related to Duty Amounts and trade payables and accrued expenses, in each case arising in the ordinary course of business, shall not be deemed to constitute “Indebtedness” for purposes of this Agreement.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Initial Additional Reserve” means (i) from the First Amendment Effective Date through the date of the delivery of the Borrowing Base Certificate due on September 20, 2012, an amount equal to $2,500,000 and (ii) thereafter, an amount established by the Administrative Agent based upon the information contained in the field examination and inventory appraisals performed by the Administrative Agent, with such reserve to be adjusted or modified by the Administrative Agent in its sole discretion.

“Interest Payment Date” means (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds one month, the respective dates that fall every month after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each calendar month and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the applicable Borrower in its Loan Notice; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986.

“Inventory” is defined in the Guaranty and Collateral Documents.

“Investment” means, with respect to any Person, any investment in another Person, whether by acquisition of any debt or Equity Interest, by making any loan or advance, by assuming, becoming obligated with respect to a liability, Indebtedness or Contingent Liability in respect of obligations of such other Person (other than travel, relocation and similar advances to employees in the ordinary course of business). For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any Subsidiary.

“IP Rights” has the meaning specified in Section 6.18.

“IP Sub” means RB Trademark Holdco, LLC, a Delaware limited liability company.

“IP Sub IP” means the IP Rights owned by IP Sub.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the applicable Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit 7.11 executed and delivered by a Domestic Subsidiary in accordance with the provisions of Section 7.11.

“Kids Line” has the meaning specified in the introductory paragraph hereto.

“LaJobi” has the meaning specified in the introductory paragraph hereto.

“LaJobi Acquisition” means the purchase by LaJobi of substantially all of the assets of LaJobi Industries pursuant to and in accordance with the Acquisition Documents.

“LaJobi Industries” means LaJobi Industries, Inc., a New Jersey corporation.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving Loans.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and their successors and assigns and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Parent and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit; provided, however, that any commercial letter of credit issued hereunder shall provide solely for cash payment upon presentation of a sight draft.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) the Aggregate Revolving Commitments less the Availability Block and (b) $25,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement having the practical effect of any of the foregoing, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Liquidity” means, at any date of determination, an amount equal to Excess Revolving Loan Availability at such date plus the aggregate amount of cash and Cash Equivalents held by the Borrowers at such date.

“Loans” means, collectively, the Revolving Loans, Swing Line Loans and the Term Loan and “Loan” means any of the foregoing.

“Loan Documents” means this Agreement, each Note, each Issuer Document, each Joinder Agreement, the Collateral Documents, the Fee Letter and the First Amendment Fee Letter.

“Loan Notice” means a notice of (a) a Borrowing of Revolving Loans, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, in each case pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit 2.02.

“Loan Parties” means, collectively, each Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Parent and its Subsidiaries taken as a whole, (b) a material impairment of rights and remedies, taken as a whole, of any of the Administrative Agent, the L/C Issuer or any Lender under any Loan Document, (c) a material impairment of the ability of any Loan Party to perform, in any material respect, its obligations under any Loan Document to which it is a party and (d) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Maturity Date” means April 1, 2014; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next succeeding Business Day.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgaged Property” means any real property that is owned by any Loan Party and is subject to a Mortgage.

“Mortgages” means the mortgages, deeds of trust or deeds to secure debt that purport to grant to the Administrative Agent a security interest in the fee interests of any Loan Party in any real property.

“Multiemployer Pension Plan” means a multiemployer plan, as defined in Section 3(37)(A) of ERISA, to which any Loan Party or any other member of the Controlled Group maintains, contributes to, or has an obligation to contribute to (or, within the immediately preceding six (6) years, maintained, contributed to or had an obligation to contribute to) on behalf of participants who were employed by any of them.

“Note” has the meaning specified in Section 2.11(a).

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming a Loan Party as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include (a) all obligations under any Swap Contract between any Loan Party or any Subsidiary and any Lender or Affiliate of a Lender that is permitted to be incurred pursuant to Section 8.01(e) and (b) all obligations under any Treasury Management Agreement between any Loan Party or any Subsidiary and any Lender or Affiliate of a Lender.

“OFAC” has the meaning specified in Section 7.06.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (a) with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.

“Parent” has the meaning specified in the introductory paragraph hereto.

“Participant” has the meaning specified in Section 11.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of ERISA (other than a Multiemployer Pension Plan), which any Loan Party or any member of the Controlled Group maintains, contributes to, or has an obligation to contribute to (or, within the immediately preceding six (6) years, maintained, contributed to or had an obligation to contribute to) on behalf of participants who were employed by any of them. The term Pension Plan shall also include any other plan providing retirement income that is not governed by the Laws of the United States.

“Permitted Acquisition” has the meaning specified in Section 8.04(d).

“Permitted Holder” means (i) Prentice Capital Management or its affiliates or any investment fund managed or advised by Prentice Capital Management or its affiliates or (ii) (1) any institutional Person or entity described in Rule 13d-1(b)(1)(ii) under the Exchange Act, (2) any “qualified institutional buyer” as defined in Rule 144A(a)(1) promulgated under the Securities Act of 1933, as amended (the “Act”), (3) any institutional Person or entity described in clauses (1), (2), (3), (7) or, to the extent comprised of institutional Persons or entities described in clauses (1), (2), (3) and/or (7), clause (8) of the definition of “accredited investor” as defined in Rule 501(a) promulgated under the Act, or (4) any similar institutional equity investor.

“Permitted Liens” means, at any time, Liens in respect of property of any Loan Party or any Subsidiary permitted to exist at such time pursuant to the terms of Section 8.02.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PIK Rate” means (a) from the First Amendment Effective Date through and including December 15, 2012, 0% per annum, and (b) thereafter, (i) with respect to Term Loans that are Eurodollar Rate Loans, 2.0% per annum, (ii) with respect to Term Loans that are Base Rate Loans, 2.0% per annum, (iii) with respect to Revolving Loans that are Eurodollar Rate Loans, 0% and (iv) with respect to Revolving Loans that are Base Rate Loans, 0%.

“Platform” has the meaning specified in Section 7.02(f).

“Pro Forma Basis” means, with respect to any transaction, that for purposes of calculating the financial covenants set forth in Section 8.13, such transaction shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 7.01(a) or (b). In connection with the foregoing, (a) with respect to any Disposition or Involuntary Disposition, (i) income statement and cash flow statement items (whether positive or negative) attributable to the property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (ii) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period and (b) with respect to any Permitted Acquisition, (i) income statement and cash flow statement items attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement and cash flow statement items for the Parent and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent and (ii) any Indebtedness incurred or assumed by any Loan Party or any Subsidiary (including the Person or property acquired) in connection with such transaction and any Indebtedness of the Person or property acquired which is not retired in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“Public Lender” has the meaning specified in Section 7.02.

“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Rent Reserve” means a dollar amount determined by the Administrative Agent in its commercially reasonable credit judgment (initially set at three months’ rent) with respect to any leased facility in which inventory is located and for which the Administrative Agent has not received a Collateral Access Agreement.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued thereunder as to which the PBGC has not waived the notification requirement of Section 4043(a), or the failure of a Pension Plan to meet the minimum funding standards of Section 412 of the Internal Revenue Code (without regard to whether the Pension Plan is a plan described in Section 4021(a)(2) of ERISA) or under Section 302 of ERISA.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, at any time, Lenders holding in the aggregate more than 50% of (a) the unfunded Commitments and the outstanding Loans, L/C Obligations and participations therein or (b) if the Commitments have been terminated, the outstanding Loans, L/C Obligations and participations therein. The unfunded Commitments of, and the outstanding Loans, L/C Obligations and participations therein held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 5.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” has the meaning specified in Section 8.03.

“Retained Executive” has the meaning specified in Section 7.19.

“Revolving Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Loan” has the meaning specified in Section 2.01(a).

“Revolving Loan Availability” means, at any time, the lesser of (i) the Aggregate Revolving Commitments less the Availability Block, and (ii) the Borrowing Base.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sale and Leaseback Transaction” means, with respect to any Loan Party or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby such Loan Party or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sassy” has the meaning specified in the introductory paragraph hereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Security Agreement” means the security and pledge agreement, dated as of the Closing Date, executed in favor of the Administrative Agent by each of the Loan Parties.

“Senior Officer” means, with respect to any Loan Party, any of the chief executive officer, the chief financial officer, the chief operating officer or the treasurer or controller or vice president of finance, of such Loan Party.

“Subordinated Debt” means any Indebtedness of any Loan Party or any Subsidiary that is unsecured and is expressly subordinated to the prior payment in full, in cash, of the Obligations pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall (i) refer to a Subsidiary or Subsidiaries of the Parent and (ii) exclude Inactive Subsidiaries.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Borrowing of Swing Line Loans pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit 2.04.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $5,000,000 and (b) the Aggregate Revolving Commitments less the Availability Block. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” has the meaning has the meaning specified in Section 2.01A.

“Term Loan Commitments” means, as to each Lender, its portion of the Term Loan made to the Borrowers pursuant to Section 2.01A, in the principal amount set forth opposite such Lender’s name on Schedule 2.01. The aggregate principal amount of the Term Loan Commitments of all of the Lenders as in effect on the First Amendment Effective Date is $23,000,000.

“Termination Event” means, with respect to a Pension Plan, (a) a Reportable Event, (b) the withdrawal of any member of the Controlled Group from such Pension Plan during a plan year in which any member of the Controlled Group was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA, (c) the termination of such Pension Plan, the filing of a notice of intent to terminate the Pension Plan or the treatment of an amendment of such Pension Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Pension Plan or (e) any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Pension Plan.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, all Swing Line Loans and all L/C Obligations.

“Transition Date” means the date upon which the last of the following occurs: (i) December 31, 2012, (ii) the last day of the first trailing-twelve month period during which the Borrowers’ Consolidated Leverage Ratio is less than 3.00 to 1.00 and the Borrowers’ Consolidated Fixed Charge Coverage Ratio is greater than 1.50 to 1.00; (c) the date upon which the Borrowers reach definitive settlement agreements with the U.S. Customs and Border Protection agency with respect to all outstanding Duty Events; and (d) the repayment of the Term Loan in full.

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, overnight draft, credit or debit cards, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Type” means, with respect to any Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” is defined in the Security Agreement.

“Unfunded Liability” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Pension Plans of the Loan Parties and each other member of the Controlled Group exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each Pension Plan, using the actuarial assumptions used by the Pension Plans for purposes of determining the minimum funding contributions under Section 412 of the Internal Revenue Code to the extent applicable.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Wholly-Owned Subsidiary” means, as to any Person, a Subsidiary all of the Equity Interests of which (except directors’ qualifying Equity Interests) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person. Unless the context otherwise requires, each reference to a Wholly-Owned Subsidiary herein shall be a reference to a Wholly-Owned Subsidiary of the Parent.

1.02	Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03	Accounting Terms.

(a) Generally. Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Loan Parties and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Parent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Parent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders and the Loan Parties and any such amendment shall not include any amendment fees payable by a Loan Party); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Parent shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. For purposes of calculations made pursuant to the terms of this Agreement, GAAP will be deemed to treat operating leases in a manner consistent with their current treatment under generally accepted accounting principles as in effect on the Closing Date, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

(c) Calculations. Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the financial covenants in Section 8.13 (including for purposes of determining the Applicable Rate) shall be made on a Pro Forma Basis with respect to (i) any Disposition of all of the Equity Interests of, or all or substantially all of the assets of, a Subsidiary, (ii) any Disposition of a line of business or division of any Loan Party or Subsidiary, or (iii) any Permitted Acquisition, in each case, occurring during the applicable period.

1.04	Rounding.

Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

1.06	Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01	Revolving Loans.

(a) Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrowers in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the lesser of (A) the Aggregate Revolving Commitments less the Availability Block and (B) the Borrowing Base at such time, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Commitment. Within the limits of each Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.01A	Term Loans.

Subject to the terms and conditions set forth herein and in the First Amendment, each Lender shall be deemed to have made its portion of a term loan (collectively, the “Term Loan”) to the Borrowers in Dollars on the First Amendment Effective Date in an amount not to exceed such Lender’s Term Loan Commitment. Amounts repaid on the Term Loan may not be reborrowed. The Term Loan may consist of Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02	Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:00 noon (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of, Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by a Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the applicable Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If a Borrower fails to specify a Type of a Loan in a Loan Notice or if a Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the first day immediately following the last day of the Interest Period last in effect with respect to the applicable Eurodollar Rate Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.

(b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans as described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower; provided, however, that if, on the date of a Borrowing of Revolving Loans, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings and second, shall be made available to such Borrower as provided above.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans.

(d) The Administrative Agent shall promptly notify the Parent and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Parent and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Revolving Loans and five Interest Periods in effect with respect to the Term Loan.

2.03	Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit in Dollars for the account of any Borrower or any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of such Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the lesser of (I) the Aggregate Revolving Commitments less the Availability Block and (II) the Borrowing Base at such time, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Commitment and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by a Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by such Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly each Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) The L/C Issuer shall not issue any Letter of Credit if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Lenders (other than Defaulting Lenders) holding a majority of the Revolving Commitments have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur more than one year after the Letter of Credit Expiration Date, unless all the Lenders that have Revolving Commitments have approved such expiry date.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to borrowers generally;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $25,000;

(D) such Letter of Credit is to be denominated in a currency other than Dollars;

(E) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(F) any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrowers or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer solely shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included the L/C Issuer solely with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the applicable Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent on a Business Day at least three Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require. Additionally, the applicable Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not be satisfied or waived, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii) If a Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, a Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than one year after the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or a Borrower that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each case directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the L/C Issuer shall notify the applicable Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), such Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the applicable Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the applicable Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice) and provided that, after giving effect to such Borrowing, the Total Revolving Outstandings shall not exceed the lesser of (a) the Aggregate Revolving Commitments less the Availability Block and (b) the Borrowing Base at such time. Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.02 (other than delivery by a Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of a Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from a Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any Subsidiary;

provided, that nothing in this Section 2.03(e) shall be deemed a waiver of the third and fourth sentences of Section 2.03(f).

The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will immediately notify the L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude a Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, a Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(h) Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.15(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders and prior notice to the Parent, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrowers shall pay directly to the L/C Issuer for its own account a fronting fee (i) with respect to each commercial Letter of Credit, at the rate specified in the Fee Letter, computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrower and the L/C Issuer, computed on the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrowers shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrowers shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrowers, and that the Borrowers’ business derives substantial benefits from the businesses of such Subsidiaries.

2.04	Swing Line Loans.

(a) Swing Line Facility. Subject to the terms and conditions set forth herein, the Swing Line Lender may, in its discretion, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, make loans (each such loan, a “Swing Line Loan”) to the Borrowers in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the lesser of (A) the Aggregate Revolving Commitments less the Availability Block and (B) the Borrowing Base at such time, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Commitment, and provided, further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Borrowing of Swing Line Loans shall be made upon a Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the applicable Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Borrowing of Swing Line Loans (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied or waived, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the applicable Borrower.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of a Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding to refinance the existing Swing Line Loans. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice) and provided that, after giving effect to such Borrowing, the Total Revolving Outstandings shall not exceed the lesser of (a) the Aggregate Revolving Commitments less the Availability Block and (b) the Borrowing Base at such time. The Swing Line Lender shall furnish the applicable Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing of Revolving Loans in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount (excluding interest and fees as aforesaid) so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 5.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Lender funds its Revolving Loans that are Base Rate Loans or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05	Prepayments.

(a) Voluntary Prepayments of Loans.

(i) Revolving Loans and Term Loan. A Borrower may, upon notice from such Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans (without a corresponding commitment reduction) and the Term Loan in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 12:00 noon on the date of such prepayment, (B) any such prepayment shall (1) in the case of Eurodollar Rate Loans, be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or (2) in the case of Base Rate Loans, be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or, in each case, if less, the entire principal amount thereof then outstanding) and (C) any prepayment of the Term Loan shall be applied to the remaining principal amortization payments in inverse order of maturity. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.15, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

(ii) Swing Line Loans. A Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b) Mandatory Prepayments of Loans.

(i) Revolving Commitments. If for any reason the Total Revolving Outstandings at any time exceed the lesser of (A) the Aggregate Revolving Commitments then in effect less the Availability Block or (B) the Borrowing Base then in effect, the Borrowers shall immediately prepay Revolving Loans and/or Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless after the prepayment in full of the Revolving Loans and Swing Line Loans the Total Revolving Outstandings exceed the lesser of (A) the Aggregate Revolving Commitments then in effect less the Availability Block or (B) the Borrowing Base then in effect.

(ii) Dispositions related to IP Sub and Sassy Real Estate and Involuntary Dispositions. The Borrowers shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereafter provided in an aggregate amount equal to 100% of the net cash proceeds received by any Loan Party or any Subsidiary from all Dispositions of any or all of (1) the assets of the IP Sub, (2) the Equity Interests in IP Sub, (3) the real property owned by Sassy as of the Closing Date, (4) any other Disposition (excluding Dispositions described in Section 8.04(a)) and (5) any Involuntary Dispositions in an amount greater than $1,000,000 to the extent the net cash proceeds of such Involuntary Disposition are not reinvested in assets (excluding current assets as classified by GAAP) that are useful in the business of the Loan Parties within 180 days of the date of such Involuntary Disposition, in each case, within three (3) Business Days of such Borrower’s receipt of any such net cash proceeds.

(iii) Debt Issuances. Immediately upon receipt by any Loan Party or any Subsidiary of the net cash proceeds of any Debt Issuance, the Borrowers shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereafter provided in Section 2.05(b)(vii) in an aggregate amount equal to 100% of such net cash proceeds.

(iv) Equity Issuances. Immediately upon the receipt by any Loan Party or any Subsidiary of the net cash proceeds of any Equity Issuance, the Borrowers shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereafter provided in Section 2.05(b)(vii) in an aggregate amount equal to 100% of such net cash proceeds.

(v) Reductions in Availability Block. Immediately upon the effectiveness of any reduction in the Availability Block, the Borrowers shall repay the Loans and/or Cash Collateralize the L/C Obligations as hereafter provided in Section 2.05(b)(vii) in an aggregate amount equal to 100% of such reduction.

(vi) Eligibility Increases. Promptly following the occurrence of any Eligibility Increase after September 20, 2012 which, had such Eligibility Increase occurred on or before September 14, 2012 (and which would thereby have been included in the Borrowing Base Certificate delivered on September 20, 2012 used to determine the principal repayment required by Section 2.07(c)(i) which for purposes of this Section 2.05(b)(vi) shall be determined without giving effect to the Availability Block in effect at the time of determination), would have resulted in a greater principal repayment pursuant to Section 2.07(c)(i), the Borrowers shall repay the Loans and/or Cash Collateralize the L/C Obligations as hereafter provided in Section 2.05(b)(vii) in an aggregate amount equal to 100% of the additional amount that would have been paid pursuant to such Section. For the avoidance of doubt, any payments required by this Section 2.05(b)(vi) are without duplication of payment of any amount required to be repaid pursuant to Section 2.05(b)(v) and, therefore, any amount paid pursuant to Section 2.05(b)(v) as a result of a reduction in the Availability Block due to an Eligibility Increase shall reduce the amount of the repayment required hereby. For purposes of clarity, notwithstanding anything to the contrary in this Agreement, the amount of any mandatory prepayment under this Section 2.05(b)(vi) shall be the same on a dollar for dollar basis as the related Eligibility Increase amount.

(vii) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.05(b) shall be applied as follows:

(A) with respect to all amounts prepaid pursuant to Section 2.05(b)(i), first, ratably to the L/C Borrowings and the Swing Line Loans, second, to the outstanding Revolving Loans, and, third, to Cash Collateralize the remaining L/C Obligations; and

(B) with respect to all amounts prepaid pursuant to Sections 2.05(b)(ii), (iii), (iv), (v) and (vi), first to the Term Loan (to the remaining principal amortization payments in inverse order of maturity), second, ratably to the L/C Borrowings and the Swing Line Loans, third, to the outstanding Revolving Loans, and, fourth, to Cash Collateralize the remaining L/C Obligations.

Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Rate Loans in inverse order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment. For the avoidance of doubt, no mandatory prepayment shall result in a reduction of the Revolving Commitment.

2.06 Termination or Reduction of Aggregate Revolving Commitments.

The Parent may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments to an amount not less than the Total Revolving Outstandings; provided that (i) any such notice shall be received by the Administrative Agent not later than three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Commitments less the Availability Block, such sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any notice of termination or reduction of the Aggregate Revolving Commitments. Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Lender according to its Applicable Percentage. All fees accrued with respect thereto until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.

2.07 Repayment of Loans.

(a) Revolving Loans. The Borrowers shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Revolving Loans outstanding on such date.

(b) Swing Line Loans. The Borrowers shall repay each Swing Line Loan on the Maturity Date.

(c) Term Loan. The Borrowers shall repay the outstanding principal amount of the Term Loan as follows:

(i) Upon delivery of the Borrowing Base Certificate due on September 20, 2012 (reported as of September 14, 2012), the Borrowers shall make an immediate principal repayment in an amount equal to the amount by which the Liquidity (which for purposes of this Section 2.07(c)(i) shall be determined without giving effect to the Availability Block in effect at the time of determination) on such date (as evidenced by the Borrowing Base Certificate) exceeds $5,000,000. In the event that the Administrative Agent or the Required Lenders determine that the Borrowers have made payments of accounts payable and other obligations in a manner inconsistent with historical practices (such that cash and Cash Equivalents on hand as of such date are artificially low), then the Administrative Agent shall determine Liquidity without giving effect to such inconsistent payments.

(ii) Commencing September 30, 2012, the Borrowers shall repay the principal amount of the Term Loan outstanding after giving effect to the payment described in Section 2.07(c)(i) in monthly installments on the last day of each calendar month. Such installment payments shall be in an amount determined based on a five-year straight line amortization of such principal amount.

2.08 Interest.

(a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Rate plus the PIK Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Base Rate plus the Applicable Rate plus the PIK Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Base Rate plus the Applicable Rate.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount until paid shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by the Borrowers under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders and prior written notice to the Parent, such amount until paid shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the request of the Required Lenders and prior written notice to the Parent, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in cash in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in cash in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. Notwithstanding the foregoing, on each Interest Payment Date the Borrowers may elect to either (i) accrue (and not pay in cash) to the outstanding principal of the Term Loan an amount (the “PIK Amount”) equal to the interest on the Term Loan at the PIK Rate for the period ending on such Interest Payment Date or (ii) pay a portion (or all) of the PIK Amount in cash and accrue the remaining PIK Amount (if any) to the outstanding principal amount of the Term Loan; provided, that during the continuance of an Event of Default all interest shall be paid in cash and no portion of the PIK Amount may be accrued to the outstanding principal of the Term Loan. The Borrowers shall be deemed to have elected to accrue all of the PIK Amount to the outstanding principal amount of the Term Loan unless the Borrowers advise the Administrative Agent otherwise not less than three (3) Business Days’ prior to the applicable Interest Payment Date.

2.09 Fees.

In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a) Commitment Fee. The Borrowers shall pay to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to the product of (i) the Applicable Rate times (ii) the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (y) the Outstanding Amount of Revolving Loans and (z) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately (but without duplication) for each period during such quarter that such Applicable Rate was in effect. For purposes of clarification, Swing Line Loans shall not be considered outstanding for purposes of determining the unused portion of the Aggregate Revolving Commitments.

(b) Fee Letter. The Borrowers shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(c) Catch Up Fee. In the event that the Term Loan has not been repaid in full on or before December 15, 2012, the Borrowers shall pay to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, a fee (the “Catch Up Fee”) in an amount equal to the Catch Up Amount, which fee shall be deemed earned and capitalized on December 16, 2012. The Borrowers may elect to either (i) accrue the full Catch Up Amount to the outstanding principal of the Term Loan or (ii) pay a portion (or all) of the Catch Up Amount in cash and accrue the remaining portion of the Catch Up Amount (if any) to the outstanding principal amount of the Term Loan; provided, that if an Event of Default exists on December 15, 2102, the full amount of the Catch Up Fee shall be paid in cash and no portion thereof may be accrued to the outstanding principal of the Term Loan. For purposes of clarity, the Catch Up Fee shall be waived and shall never be due and payable if the Term Loan is repaid in full on or before December 15, 2012.

2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Base Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Parent or for any other reason, the Parent or the Lenders (after consultation with the Parent and with calculations supporting such determination) determine that (i) the Consolidated Leverage Ratio as calculated by the Parent as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to a Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.08(b) or under Article IX. The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

2.11 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each such promissory note shall be in the form of Exhibit 2.11(a) (a “Note”). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate otherwise applicable to such Borrowing. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.13 Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.14, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to any Loan Party or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14 Cash Collateral.

(a) Certain Credit Support Events. Upon the request of the Administrative Agent or the L/C Issuer (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. Each Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrowers or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.04, 2.05, 2.15 or 9.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.14 may be otherwise applied in accordance with Section 9.03), and (y) the Person providing Cash Collateral and the L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.15 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as any Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Parent, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender; provided, that, the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Loans of that Lender.

(b) Defaulting Lender Cure. If the Parent, the Administrative Agent, the Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.16 Parent as Agent.

Each Subsidiary of the Parent that is or becomes a “Borrower” pursuant to this Agreement hereby irrevocably appoints the Parent as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders, to any such Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Parent, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Parent in accordance with the terms of this Agreement shall be deemed to have been delivered to each Borrower; provided that if such communication is directed to a specific Borrower, it shall indicate to which Borrower it is directed.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require any Loan Party or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by such Loan Party or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If the Loan Parties or the Administrative Agent shall be required by the Internal Revenue Code to withhold or deduct any Taxes from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Internal Revenue Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Loan Parties shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender or the L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c) Tax Indemnification. (i) Without limiting the provisions of subsection (a) or (b) above, the Loan Parties shall, and do hereby, indemnify the Administrative Agent, each Lender and the L/C Issuer, and shall make payment in respect thereof within ten days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Loan Parties or the Administrative Agent or paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Loan Parties shall also, and do hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within ten days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the Parent by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(ii) Without limiting the provisions of subsection (a) or (b) above, each Lender and the L/C Issuer shall, and does hereby, indemnify the Loan Parties and the Administrative Agent, and shall make payment in respect thereof within ten days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrowers or the Administrative Agent) incurred by or asserted against any Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or the L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the L/C Issuer, as the case may be, to the Parent or the Administrative Agent pursuant to subsection (e). Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d) Evidence of Payments. Upon request by any Loan Party or the Administrative Agent, as the case may be, after any payment of Taxes by such Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Loan Party shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Loan Party, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Law to report such payment or other evidence of such payment reasonably satisfactory to such Loan Party or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation. (i) Each Lender shall deliver to the Parent and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Parent or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Parent or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrowers pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

(ii) Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States,

(A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Parent and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Parent or the Administrative Agent as will enable the Parent or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B) each Foreign Lender that is entitled under the Internal Revenue Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Parent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Parent or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I) executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II) executed originals of Internal Revenue Service Form W-8ECI,

(III) executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(IV) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of a Borrower within the meaning of section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Internal Revenue Code and (y) executed originals of Internal Revenue Service Form W-8BEN, or

(V) executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Parent or the Administrative Agent to determine the withholding or deduction required to be made.

(iii) Each Lender shall promptly (A) notify the Parent and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that any Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

3.02 Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Base Rate, or to determine or charge interest rates based upon the Eurodollar Base Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Parent through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Base Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Base Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Parent that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all of such Lender’s Eurodollar Rate Loans to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Base Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Base Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Base Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Base Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates.

If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with a Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly notify the Parent and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Base Rate component of the Base Rate, the utilization of the Eurodollar Base Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate) or the L/C Issuer;

(ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurodollar Base Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Parent shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Parent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05 Compensation for Losses.

Upon demand (which shall be accompanied by a statement setting forth in reasonable detail the basis for the amount being claimed) of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by a Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan on the date or in the amount notified by such Borrower; or

(c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Parent pursuant to Section 11.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or a Borrower is required to pay any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If (i) any Lender requests compensation under Section 3.04, (ii) if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 or (iii) any Lender delivers notice pursuant to Section 3.02, the Parent may replace such Lender in accordance with Section 11.13.

3.07 Survival.

All of the Loan Parties’ obligations under this Article III shall survive termination of the Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV

GUARANTY

4.01 The Guaranty.

Each of the Guarantors hereby jointly and severally guarantees to each Lender, the L/C Issuer, each Affiliate of a Lender that enters into a Swap Contract or a Treasury Management Agreement with any Loan Party or any Subsidiary, and each other holder of the Obligations as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or the other documents relating to the Obligations, the obligations of each Guarantor under this Agreement and the other Loan Documents shall not exceed an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under applicable Debtor Relief Laws.

4.02 Obligations Unconditional.

The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against any Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been Fully Satisfied and the Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of any of the Loan Documents or other documents relating to the Obligations shall be done or omitted;

(c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Obligations shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d) any Lien granted to, or in favor of, the Administrative Agent or any other holder of the Obligations as security for any of the Obligations shall fail to attach or be perfected; or

(e) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any other holder of the Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other document relating to the Obligations, or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.03 Reinstatement.

The obligations of the Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any Debtor Relief Law or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each other holder of the Obligations on demand for all reasonable costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of counsel) incurred by the Administrative Agent or such holder of the Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

4.04 Certain Additional Waivers.

Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

4.05 Remedies.

The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the other holders of the Obligations, on the other hand, the Obligations may be declared to be forthwith due and payable as specified in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances specified in said Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the holders of the Obligations may exercise their remedies thereunder in accordance with the terms thereof.

4.06 Rights of Contribution.

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors and the Borrowers as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until all Obligations have been Fully Satisfied and the Commitments have terminated.

4.07 Guarantee of Payment; Continuing Guarantee; Release of Guaranty.

(a) The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

(b) A Guarantor shall be automatically released from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder and any Collateral granted by such Guarantor under the Collateral Documents shall be promptly released.

ARTICLE V

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

5.01 Conditions of Effectiveness.

This Agreement shall be effective upon satisfaction of the following conditions precedent:

(a) Loan Documents. Receipt by the Administrative Agent of executed counterparts of this Agreement and the other Loan Documents, each properly executed by a Responsible Officer of the signing Loan Party and, in the case of this Agreement, by each Lender.

(b) Opinions of Counsel. Receipt by the Administrative Agent of favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Closing Date, and in form and substance reasonably satisfactory to the Administrative Agent.

(c) No Material Adverse Change. There shall not have occurred a material adverse change since December 31, 2010, in the operations, business, assets, properties, liabilities (actual or contingent), or condition (financial or otherwise) of the Parent and its Subsidiaries, taken as a whole.

(d) Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following, in form and substance reasonably satisfactory to the Administrative Agent:

(i) copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Closing Date;

(ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and

(iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.

(e) Personal Property Collateral. Receipt by the Administrative Agent of the following:

(i) UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;

(ii) all certificates evidencing any certificated Equity Interests pledged to the Administrative Agent pursuant to the Security Agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Equity Interests of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of organization of such Person);

(iii) duly executed notices of grant of security interest in the form required by the Security Agreement as are necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the United States registered intellectual property of the Loan Parties;

(iv) Account Control Agreements with respect to deposit accounts to the extent required pursuant to Section 7.17; and

(v) in the case of any material personal property Collateral located at a premises leased by a Loan Party, such estoppel letters, consents and waivers from the landlords on such real property as may be reasonably required by the Administrative Agent.

(f) Real Property Collateral. Receipt by the Administrative Agent of the following:

(i) fully executed and notarized Mortgages or amendments to existing Mortgages encumbering the fee interest of any Loan Party in each of the real properties designated as a Mortgaged Property on Schedule 6.16;

(ii) Subject to Section 7.18, maps or plats of an as-built survey of the sites of the real property covered by the Mortgages certified to the Administrative Agent and the title insurance company issuing the policies referred to in Section 5.01(f)(iii) in a manner reasonably satisfactory to each of the Administrative Agent and such title insurance company, dated a date reasonably satisfactory to each of the Administrative Agent and such title insurance company by an independent professional licensed land surveyor, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable title policy;

(iii) Subject to Section 7.18, ALTA mortgagee title insurance policies and endorsements thereto (if required) issued by a title insurance company reasonably acceptable to the Administrative Agent with respect to each Mortgaged Property, assuring the Administrative Agent that each of the Mortgages creates a valid and enforceable first priority mortgage lien on the applicable Mortgaged Property, free and clear of all defects and encumbrances except Permitted Liens, which title insurance policies shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent and shall include such endorsements as are reasonably requested by the Administrative Agent; and

(iv) evidence as to (A) whether any Mortgaged Property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a “Flood Hazard Property”) and (B) if any Mortgaged Property is a Flood Hazard Property, (1) whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program, (2) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (a) as to the fact that such Mortgaged Property is a Flood Hazard Property and (b) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (3) copies of insurance policies or certificates of insurance of the Borrower and its Subsidiaries evidencing flood insurance satisfactory to the Administrative Agent and naming the Administrative Agent as sole loss payee on behalf of the Lenders.

(g) Evidence of Insurance. Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Administrative Agent as additional insured (in the case of liability insurance) or loss payee (in the case of hazard insurance) on behalf of the Lenders.

(h) Closing Certificate. Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Parent certifying that the conditions specified in Section 5.01(c) and Sections 5.02(a) and (b) have been satisfied.

(i) Fees. Receipt by the Administrative Agent, the Arranger and the Lenders of any fees required to be paid on or before the Closing Date.

(j) Attorney Costs. The Parent shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Parent and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 10.03, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

5.02 Conditions to all Credit Extensions.

The obligation of each Lender to honor any Request for Credit Extension is subject to the following conditions precedent:

(a) The representations and warranties of each Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on in all material respects and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

6.01 Organization.

Each Loan Party is validly existing and in good standing under the Laws of its jurisdiction of organization and each is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have or could not reasonably be expected to have a Material Adverse Effect.

6.02 Authorization; No Conflict.

Each Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, each Borrower is duly authorized to borrow monies and accept other Credit Extensions hereunder and each Loan Party is duly authorized to perform its obligations under each Loan Document to which it is a party. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the Credit Extensions to each Borrower hereunder, do not and will not (a) require any consent or approval of any Governmental Authority (other than any consent or approval which has been obtained and is in full force and effect, except such as would not have and reasonably could not be expected to have a Material Adverse Effect), (b) conflict with (i) any provision of Law, (ii) the Organizational Documents of any Loan Party or (iii) any material Contractual Obligation or other material document, or any judgment, order or decree, which is binding upon any Loan Party or any of its properties or (c) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party (other than Permitted Liens).

6.03 Validity and Binding Nature.

Each of this Agreement and each other Loan Document to which any Loan Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to applicable Debtor Relief Laws and to general principles of equity regardless of whether considered in a proceeding in equity or law.

6.04 Financial Condition.

The (x) reports of independent registered public accounting firm of the Parent and its Subsidiaries for Fiscal Years 2009 and 2010, including audited consolidated balance sheets, statements of operations and statements of cash flows of the Parent and its Subsidiaries for such periods (together with the unqualified certification of such accountants relating thereto), together with the unaudited consolidating balance sheets and statements of operations of the Parent and its Subsidiaries, as certified by the chief financial officer, in each case, for such Fiscal Years and (y) with respect to the Fiscal Quarters ended after Fiscal Year 2010 through March 31, 2011, unaudited consolidated and consolidating balance sheets and statements of earnings and cash flows of the Parent and its Subsidiaries, as certified by the chief financial officer, copies of each of which have been delivered to the Administrative Agent, were prepared in accordance with GAAP (subject to the absence of footnotes and to normal year-end adjustments, solely with respect to unaudited financial statements) and present fairly in all material respects the consolidated financial condition of the Parent and its Subsidiaries as at such dates and the results of their operations for the periods then ended.

6.05 No Material Adverse Change.

Since December 31, 2010, no event or circumstance exists and/or has occurred that has had or could reasonably be expected to have, either alone or in conjunction with any other circumstances, events or occurrences, a Material Adverse Effect.

6.06 Litigation and Contingent Liabilities.

No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to such Loan Party’s knowledge, threatened against, any Loan Party or any of the Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect. Other than any liability incident to such litigation or proceedings, no Loan Party has any material Contingent Liabilities not listed on Schedule 6.06 or permitted by Section 8.01.

6.07 Ownership of Properties; Liens.

Each Loan Party owns good and, in the case of real property, marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including IP Rights) material to its business free and clear of all Liens, charges and claims (including infringement claims with respect to IP Rights which would have or could reasonably be expected to have a Material Adverse Effect) other than Permitted Liens. (i) The Parent owns good title to the Equity Interests of Kids Line, Sassy, I & J and IP Sub, and (ii) I & J owns good title to the Equity Interests of LaJobi and CoCaLo, in each case, free and clear of all Liens (other than Liens permitted pursuant to Section 8.02(h) and Liens in favor of the Administrative Agent pursuant to the Collateral Documents).

6.08 Equity Ownership; Subsidiaries.

All issued and outstanding Equity Interests of each Subsidiary are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than Permitted Liens, and such Equity Interests were issued in compliance with all applicable state and federal Laws concerning the issuance of securities. Schedule 6.08 sets forth the authorized Equity Interests of each Subsidiary as of the Closing Date. All of the issued and outstanding Equity Interests of each Subsidiary are owned as set forth on Schedule 6.08 as of the Closing Date, and all of the issued and outstanding Equity Interests of each Wholly-Owned Subsidiary are, directly or indirectly, owned by such Loan Party. As of the Closing Date, except as set forth on Schedule 6.08, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Equity Interests of any Subsidiary.

6.09 Pension Plans.

(a) There is no Unfunded Liability which would have or could reasonably be expected to have a Material Adverse Effect. Each Pension Plan complies in all material respects with its terms and all applicable requirements of Law. No contribution failure under Section 412 of the Internal Revenue Code, Section 302 of ERISA, any other applicable Law or the terms of any Pension Plan has occurred with respect to any Pension Plan, sufficient to give rise to a Lien under Section 302(f) of ERISA, or otherwise would have or could reasonably be expected to have a Material Adverse Effect. There are no pending or, to the knowledge of any Loan Party, threatened, claims, actions, investigations or lawsuits against any Pension Plan, any fiduciary of any Pension Plan, or Loan Party or any other member of the Controlled Group with respect to a Pension Plan or a Multiemployer Pension Plan which would have or could reasonably be expected to have a Material Adverse Effect. No Loan Party nor any other member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA) in connection with any Pension Plan or any Multiemployer Pension Plan which would subject any Loan Party or any other member of the Controlled Group to any material liability. Within the past five years, no Loan Party nor any other member of the Controlled Group has engaged in a transaction which resulted in a Pension Plan with an Unfunded Liability being transferred out of the Controlled Group which would have or could reasonably be expected to have a Material Adverse Effect. No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan which would have or could reasonably be expected to have a Material Adverse Effect.

(b) All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by the Loan Parties or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable Law; no Loan Party nor any other member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any material withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan; and no Loan Party nor any other member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Internal Revenue Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

(c) All Other Plans. All other “pension plans,” as such term is defined in Section 3(2) of ERISA, maintained by any Loan Party or any member of the Controlled Group that are not Pension Plans and all other non-qualified deferred compensation plans comply in all respects with their terms and with all applicable Laws, except to the extent that any failure to comply could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

(d) Disclosure. Except as set forth on Schedule 6.09 (as the same may be updated from time to time to reflect changes occurring after the Closing Date), no Loan Party maintains or contributes to a Pension Plan that is a defined benefit plan or Multiemployer Pension Plan that is governed by United States Law.

6.10 Investment Company Act.

No Loan Party, Subsidiary of a Loan Party or, to the best knowledge of such Loan Party, the Parent, is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” within the meaning of the Investment Company Act of 1940.

6.11 Regulation U.

No Loan Party is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrowers only or of the Parent and its Subsidiaries on a consolidated basis) subject to the provisions of Section 8.02 or Section 8.04 or subject to any restriction contained in any agreement or instrument between any Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 9.01(e) will be margin stock.

6.12 Taxes.

Each Loan Party and each Subsidiary has timely filed all federal and state income and all other material tax returns and reports required by Law to have been filed by it and has paid all taxes and governmental charges due and payable with respect to such return, except (i) as set forth on Schedule 6.12, and (ii) any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books and in respect of which no Lien has been filed against the assets of any Loan Party or any Subsidiary. The Parent and each Subsidiary have, in each case, made adequate reserves on their books and records in accordance with GAAP for all federal and state income and all other material taxes that have accrued but which are not yet due and payable. No Loan Party or any Subsidiary has participated in any transaction that relates to a year of the taxpayer (which is still open under the applicable statute of limitations) which is a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) (irrespective of the date when the transaction was entered into).

6.13 Solvency.

On the Closing Date and thereafter immediately prior to and after giving effect to the issuance of each Letter of Credit and each Borrowing hereunder and the use of the proceeds thereof, the fair value of the assets of the Loan Parties and their Subsidiaries on a consolidated basis, at a fair valuation on a going concern basis, will exceed the debts and liabilities, as determined in accordance with GAAP, of the Loan Parties and their Subsidiaries on a consolidated basis; the present fair saleable value of the assets of the Loan Parties and their Subsidiaries on a consolidated basis, determined on a going concern basis, will be greater than the amount that will be required to pay the probable liability of the Loan Parties and their Subsidiaries on a consolidated basis on their debts and other liabilities, as determined in accordance with GAAP, as such debts and other liabilities become absolute and matured; the Loan Parties and their Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, as determined in accordance with GAAP, as such debts and liabilities become absolute and matured; and the Loan Parties and their Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the Closing Date.

6.14 Environmental Matters.

The on-going operations of each Loan Party and each Subsidiary comply in all respects with all Environmental Laws, except such non-compliance which has not had, and could not (if enforced in accordance with applicable Law) reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect. Each Loan Party and each Subsidiary has obtained, and maintained in good standing, all licenses, permits, authorizations, registrations and other approvals required under any Environmental Law for their respective ordinary course operations, and for their reasonably anticipated future operations, and each Loan Party and each Subsidiary is in compliance with all terms and conditions thereof, except where the failure to do so has not had and could not reasonably be expected to result in material liability to any Loan Party or Subsidiary and has not had, and could not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 6.14, no Loan Party or any Subsidiary or any of their properties or operations is subject to, or reasonably anticipates the issuance of, any written order from or agreement with any Governmental Authority, nor subject to any judicial or docketed administrative or other proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Materials any of which has had, or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. There are no Hazardous Materials or other conditions or circumstances existing with respect to any property, arising from operations prior to the Closing Date, or relating to any waste disposal, of any Loan Party or any Subsidiary that has had, or could reasonably be expected to result in, either, individually or in the aggregate, a Material Adverse Effect. No Loan Party or Subsidiary has any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws or that at any time have released, leaked, disposed of or otherwise discharged Hazardous Materials any of which has had, or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

6.15 Insurance.

Set forth on Schedule 6.15 is a complete and accurate summary of the property and casualty insurance program of the Loan Parties as of the Closing Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving any Loan Party or Subsidiary). Each Loan Party and each Subsidiary and their respective properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where any such Loan Party and/or Subsidiary operates.

6.16 Real Property.

Set forth on Schedule 6.16 is a complete and accurate list, as of the Closing Date, of the address of all real property owned or leased by any Loan Party, together with, in the case of leased property, the name and mailing address of the lessor of such property.

6.17 Information.

None of the representations or warranties made by any Loan Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements or information contained in each exhibit, report, statement or certificate furnished by or on behalf of any Loan Party in connection with the Loan Documents (including the offering and disclosure materials, if any, delivered by such Loan Party to the Administrative Agent or the Arranger prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered. It being recognized by the Administrative Agent and the Lenders that any projections and forecasts provided by any Loan Party (relating to the Loan Parties) are subject to uncertainties and contingencies, are based on good faith estimates and assumptions believed by the Loan Parties to be reasonable as of the date of the applicable projections or forecasts and upon the best information then reasonably available to the Loan Parties and that actual results during the period or periods covered by any such projections and forecasts may differ materially from projected or forecasted results; provided however that if, during the period or periods covered by any such projections and forecasts, management of any Loan Party determines that the projections and forecasts no longer accurately reflect in any material respect the projected financial results for such period or periods, as the case may be the chief financial officer of the Parent shall, as soon as is reasonably practicable, provide to the Administrative Agent revised projections and forecasts for such period or periods).

6.18 IP Rights.

Each Loan Party and each Subsidiary owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights (collectively, “IP Rights”) as are necessary for the conduct of the businesses of such Loan Party or Subsidiary as currently conducted except for the failure to so own or license which would not have or could not reasonably be expected to have a Material Adverse Effect, as applicable, without any infringement upon rights of others which would have or could reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.18 is a list of all material IP Rights registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Loan Party as of the Closing Date. Except as set forth on Schedule 6.18, or with respect to any such licensing or distribution agreements entered into after the Closing Date, as otherwise disclosed to the Administrative Agent promptly after its written request (including by way of updating and replacing such Schedule), no Loan Party is party to any licensing agreement or distribution agreement relating to any inventory which contains any restrictions or prohibitions on the Administrative Agent (or its agents) from selling or disposing such inventory on substantially the same terms as the Loan Party to such license agreement or distribution agreement.

6.19 Burdensome Obligations.

No Loan Party or Subsidiary is a party to or bound by any agreement or contract or subject to any restriction contained in its Organization Documents which could reasonably be expected to have a Material Adverse Effect.

6.20 Labor Matters.

Except as set forth on Schedule 6.20, no Loan Party or Subsidiary is subject to any labor or collective bargaining agreement. Except as set forth on Schedule 6.20, there are no existing or, to the knowledge of any Loan Party, threatened strikes, lockouts or other labor disputes involving any Loan Party or Subsidiary. Hours worked by and payment made to employees of the Loan Parties or the Subsidiaries are not in violation in any material respect of the Fair Labor Standards Act or any other applicable Law dealing with such matters, except such violations which would not have, and which could not reasonably be expected to have, a Material Adverse Effect.

6.21 No Default.

No Default has occurred and is continuing or would result from the execution, delivery or performance hereof or of any other Loan Documents, including as a result of the incurrence by the Parent, any Loan Party or any Subsidiary of any Obligations hereunder or under any other Loan Document.

6.22 Subordinated Debt.

All Obligations shall constitute senior Indebtedness entitled to the priority and benefits of the subordination provisions contained in any subordination agreement relating to any Subordinated Debt.

6.23 Deposit Accounts.

As of the Closing Date, Schedule 6.23 sets forth all domestic deposit accounts of the Loan Parties (together with an indication of whether such deposit account is an Excluded Account).

6.24 Patriot Act.

Each Loan Party is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (b) the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”). No part of the proceeds of the Credit Extensions will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

6.25 Eligible Accounts and Eligible Inventory.

All Accounts and Inventory represented by the Borrowers at any time as being eligible for lending purposes hereunder including, upon each borrowing hereunder, constitute Eligible Accounts and Eligible Inventory, respectively.

ARTICLE VII

AFFIRMATIVE COVENANTS

Until the Obligations are Fully Satisfied, each Loan Party shall and shall cause each Subsidiary (excluding IP Sub prior to such time as IP Sub first becomes a Loan Party) to:

7.01 Financial Statements.

Deliver to the Administrative Agent for distribution to each Lender:

(a) Annual Report. Promptly when available, and in any event within 90 days after the close of each Fiscal Year (or such earlier or later date as Form 10-K of the Parent is required to be filed by with the SEC taking into account any extension granted by the SEC, provided the Parent gives the Administrative Agent prompt written notice of such extension), (i) a copy of the Report of Independent Registered Public Accounting Firm on the annual audit of the consolidated financial statements of the Parent and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets and statements of operations and cash flows of the Parent and its Subsidiaries as at the end of such Fiscal Year, certified without adverse reference to going concern value and without qualification by independent auditors of recognized standing selected by the Parent and reasonably acceptable to the Administrative Agent, together with a comparison with the previous Fiscal Year; and (ii) consolidating balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Year and consolidating statements of operations and cash flows for the Parent and its Subsidiaries for such Fiscal Year, in each case, prepared in accordance with GAAP (other than with respect to the absence of footnotes); provided, that the Parent’s obligation with respect to consolidating statements of cash flows will be restricted to using its best efforts to provide such information (it being agreed however that if such consolidating statements of cash flows cannot be provided, the Borrowers shall deliver a consolidated statement of cash flows for the Borrowers for such period certified as set forth in clause (A) below), (A) certified by the chief financial officer of the Parent as fairly and accurately presenting in all material respects the financial condition and results of operations of such entities as of the date and for the period covered and (B) accompanied by (y) a comparison to the budget for such Fiscal Year and (z) a comparison with the previous Fiscal Year. With respect to the foregoing, to the extent the Parent’s annual report on Form 10-K shall satisfy the requirements of clause (i) of this Section 7.01(a), the Administrative Agent and the Lenders will accept such Form 10-K in lieu of such item; and

(b) Interim Reports. (i) Promptly when available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year (or such earlier or later date as Form 10-Qs of the Parent are required to be filed by the SEC taking into account any extension granted by the SEC, provided the Parent gives the Administrative Agent prompt written notice of such extension), unaudited consolidated financial statements of the Parent and its Subsidiaries for such Fiscal Quarter, including therein consolidated balance sheets and statements of operations and cash flows as of the end of such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, in each case, prepared in accordance with GAAP, consistently applied and certified by the chief financial officer of the Parent as fairly presenting in all material respects the financial condition of the Parent and its Subsidiaries as at the date thereof together with (A) a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year and (B) a consolidating balance sheet of the Parent and its Subsidiaries as of the end of such Fiscal Quarter and consolidating statement of earnings and cash flows for the Parent and its Subsidiaries for such Fiscal Quarter, in each case, prepared in accordance with GAAP (other than with respect to the absence of footnotes and normal year end audit adjustments) certified by the chief financial officer of the Parent as fairly presenting in all material respects the financial condition of such entities as at the date and for the period covered; and (ii) promptly when available and in any event within 45 days after the end of the first two fiscal months of each Fiscal Year, and 30 days after the end of each other fiscal month of the Parent (other than the end of a fiscal month which is also a Fiscal Quarter or Fiscal Year end), unaudited consolidated financial statements of the Parent and its Subsidiaries for such fiscal month, including therein consolidated balance sheets and statements of earnings and cash flows as of the end of such fiscal month and for the period beginning with the first day of such Fiscal Year and ending on the last day of such fiscal month, in each case, prepared in accordance with GAAP, consistently applied and certified by the chief financial officer of the Parent as fairly presenting in all material respects the financial condition of the Parent and its Subsidiaries as at the date thereof together with (A) a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year and (B) a consolidating balance sheet of the Parent and its Subsidiaries as of the end of such month and consolidating statement of earnings and cash flows for the Parent and its Subsidiaries for such month, in each case, prepared in accordance with GAAP (other than with respect to the absence of footnotes and normal year-end audit adjustments) certified by the chief financial officer of the Parent as fairly presenting in all material respects the financial condition of such entities as at the date and for the period covered; provided that with respect to the foregoing relating to any Fiscal Quarter, to the extent the Parent’s quarterly report on Form 10-Q for such quarter shall satisfy the requirements of clause (i) of this Section 7.01(b), the Administrative Agent and the Lenders will accept such Form 10-Q in lieu of such item.

7.02 Certificates; Other Information.

Deliver to the Administrative Agent for distribution to each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a) Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 7.01(a), each set of quarterly statements pursuant to Section 7.01(b), and at least five (5) days prior to any accrual in an incremental amount in excess of $1,000,000 for, or payment of, any Duty Amounts, a duly completed Compliance Certificate, dated the date of such annual report, quarterly statement, or proposed accrual or payment, as applicable, and signed by a Senior Officer of the Parent, containing (i) if required pursuant to the terms hereof, a computation of each of the financial ratios and restrictions set forth in Section 8.13 (or Section 8.14 in the case of any accrual or payment of any Duty Amounts) and certifying that such officer has not become aware of any Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, taken or being taken to cure it, (ii) a certification as to the aggregate amount as of the date of such certificate of all items described in clause (B)(viii) in the definition of “Consolidated EBITDA” and (iii) with respect to the annual audit report and quarterly statements only, a written statement of the Parent’s management setting forth a discussion of the financial condition of the Parent and its Subsidiaries and any material changes in their financial condition and/or results of operations.

(b) Reports to the SEC and to Shareholders. Promptly upon the filing or sending thereof, without duplication, copies of all regular, periodic or special reports, if any, of the Parent or any Loan Party filed with the SEC; copies of all registration statements of the Parent or any Subsidiary filed with the SEC (other than on Form S-8), if any; and copies of all proxy statements or other communications made to security holders generally.

(c) Management Reports. Promptly upon receipt thereof copies of all detailed financial and management reports submitted to any Loan Party by its independent auditors in connection with each annual or interim audit made by such auditors of the books of the Parent and its Subsidiaries.

(d) Projections.

(i) Quarterly Projections. Commencing on or before September 30, 2012, and on a rolling quarterly basis thereafter until the Transition Date, monthly financial projections for the Parent and its Subsidiaries for the next succeeding 12 month period (including monthly operating and cash flow budgets) prepared in a manner consistent with the projections delivered by the Parent to the Administrative Agent prior to the First Amendment Effective Date or otherwise in a manner reasonably satisfactory to the Administrative Agent, accompanied by a certificate of the chief financial officer of the Parent to the effect that (i) such projections were prepared in good faith, (ii) the Parent and its Subsidiaries had a reasonable basis for the assumptions contained in such projections and (iii) such projections have been prepared in accordance with such assumptions (it being recognized that any projections provided hereunder by any Loan Party are subject to uncertainties and contingencies, are based on good faith estimates and assumptions believed by such Loan Party to be reasonable as of the date of the applicable projections and upon the best information then reasonably available to the Loan Parties and that actual results during the period or periods covered by any such projections may differ materially from projected results; provided however that if, during the period or periods covered by any such projections, management of any Loan Party determines that the projections no longer accurately reflect in any material respect the projected financial results for such period or periods, as the case may be, the chief financial officer of the Parent shall, as soon as practicable, provide to the Administrative Agent revised projections for such period or periods).

(ii) Annual Projections. After the occurrence of the Transition Date, as soon as reasonably practicable (but only to the extent not otherwise delivered within the 45-day period below), and in any event not later than 45 days after the commencement of each Fiscal Year (commencing with Fiscal Year 2013), financial projections for the Parent and its Subsidiaries for such Fiscal Year (including monthly operating and cash flow budgets) prepared in a manner consistent with the projections delivered by the Parent to the Administrative Agent prior to the Closing Date or otherwise in a manner reasonably satisfactory to the Administrative Agent, accompanied by a certificate of the chief financial officer of the Parent to the effect that (i) such projections were prepared in good faith, (ii) the Parent and its Subsidiaries had a reasonable basis for the assumptions contained in such projections and (iii) such projections have been prepared in accordance with such assumptions (it being recognized that any projections provided hereunder by any Loan Party are subject to uncertainties and contingencies, are based on good faith estimates and assumptions believed by such Loan Party to be reasonable as of the date of the applicable projections and upon the best information then reasonably available to the Loan Parties and that actual results during the period or periods covered by any such projections may differ materially from projected results; provided however that if, during the period or periods covered by any such projections, management of any Loan Party determines that the projections no longer accurately reflect in any material respect the projected financial results for such period or periods, as the case may be, the chief financial officer of the Parent shall, as soon as practicable, provide to the Administrative Agent revised projections for such period or periods).

(e) Material Notices. Promptly following receipt, copies of any notices of default, termination or acceleration or any other material notices received from any holder or trustee of, under or with respect to any Subordinated Debt, the Earnout Consideration, the Acquisition Documents or any other material agreement.

(f) Borrowing Base Certificates. By the fourth Business Day of each week (or the last Business Day of any week with fewer than four Business Days) for the immediately preceding week, a Borrowing Base Certificate executed by a Senior Officer of the Parent on behalf of the Borrowers (provided that (i) the Parent may deliver a Borrowing Base Certificate more frequently if it chooses, and (ii) after the occurrence and during the continuance of an Event of Default, the Administrative Agent may require the Parent to deliver Borrowing Base Certificates more frequently upon its reasonable request). Upon the request by the Administrative Agent, the Loan Parties (at their sole expense) shall provide the Administrative Agent with full access to copies of the Borrowers’ sales journals, cash receipts journals and credit memo journals for the relevant period and shall provide the Administrative Agent with such other additional information concerning Accounts and Inventory as may be reasonably requested by the Administrative Agent from time to time. Each Borrowing Base Certificate shall reflect the actual, aggregate Account balance and book Inventory balance as of such date.

(g) Deposit Accounts. Contemporaneously with the furnishing of a copy of each Compliance Certificate, (a) a schedule of all lock boxes, collection accounts, deposit accounts, securities accounts, operating accounts, checking accounts, disbursement accounts and other accounts of the Loan Parties (other than payroll accounts and accounts maintained by the Loan Parties for the sole benefit of their employees as listed on Schedule 6.23 attached hereto), the financial institutions at which such accounts are maintained and the balances thereof as set forth on the most recent statements of all such accounts, (b) a listing or identification of all such accounts referenced in clause (a) of this Section 7.02(g) which are not subject to an Account Control Agreement, (c) a certificate of the Chief Financial Officer certifying that the aggregate balances as set forth on the most recent statements of all such accounts which are not subject to Account Control Agreements (other than accounts described in clauses (a) and (b) of the definition of “Excluded Accounts”) do not exceed the amount set forth in clause (c) of the definition of “Excluded Accounts”) and (d) upon the Administrative Agent’s request, satisfactory documentation, including account statements, with respect to any accounts referenced in clause (b) of this Section 7.02(g).

(h) Cash Flow Forecasts. Until the Transition Date has occurred, on a weekly basis (on or before the fourth Business Day of each week), a 13-week forecast of cash flows for the Borrowers on a consolidated basis in form and detail reasonably acceptable to the Administrative Agent.

(i) Weekly Reconciliation. Until the Transition Date has occurred, on a weekly basis (on or before the fourth Business Day of each week), and in form and detail reasonably acceptable to the Administrative Agent, a reconciliation of actual cash flows against the projected cash flows provided pursuant to Section 7.02(h), together with a discussion of any material variances.

(j) Monthly Updates. On a monthly basis until the Transition Date (within thirty days following the last day of each month): (i) a comparison of actual to budgeted results of operations and review of variances (including a conference call with the Borrower’s Financial Advisor), (ii) an update regarding the status of the Borrowers’ restructuring efforts; (iii) an update on the status of the Bivona Litigation and Duty Amounts settlement negotiations; and (iv) a certificate in form and substance reasonably satisfactory to the Administrative Agent containing a computation of each of the financial ratios and restrictions set forth in Section 8.13.

(k) Other Information. Promptly from time to time, such other information concerning the Parent and its Subsidiaries as any Lender or the Administrative Agent may reasonably request.

Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto on the Parent’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Parent shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Parent to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Parent shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrowers hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Parent or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not marked as “Public Side Information.” Notwithstanding the foregoing, the Borrowers shall be under no obligation to mark any Borrower Materials “PUBLIC.”

7.03 Notice of Default, Litigation and Other Matters.

Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Loan Party or Subsidiary affected thereby with respect thereto:

(a) the occurrence of a Default;

(b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by any Loan Party or Subsidiary to the Administrative Agent which has been instituted or, to the knowledge of any Loan Party, is threatened against any Loan Party or any Subsidiary or to which any of the properties of any thereof is subject which would have or could reasonably be expected to have a Material Adverse Effect;

(c) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that the any Loan Party or any other member of the Controlled Group furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of any Loan Party or any other member of the Controlled Group with respect to any post-retirement welfare benefit plan or other employee benefit plan of any Loan Party or any other member of the Controlled Group which would have or could reasonably be expected to have a Material Adverse Effect, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Internal Revenue Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

(d) any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which would have or could reasonably be expected to have a Material Adverse Effect;

(e) any cancellation, any material change or any increase (which increase is as a result of deterioration in the risk profile of any Loan Party or Subsidiary) in the deductible in any insurance policy or coverage maintained by any Loan Party; or

(f) any notices of default, termination or acceleration or any other material notices received from any holder or trustee of under or with respect to any Subordinated Debt or the Acquisition Documents.

7.04 Books, Records and Inspections.

Keep its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit the Administrative Agent, any Lender or any representative thereof to inspect the properties and operations of the Loan Parties and the Subsidiaries during regular business hours and with reasonable prior notice (or any time without notice if an Event of Default exists); provided that any Lender’s inspection must be coordinated with an inspection by the Administrative Agent or one of its representatives; and permit, during regular business hours and with reasonable prior notice (or at any time without notice if an Event of Default exists), the Administrative Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Loan Parties each hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Administrative Agent or any representative thereof), and to examine (and, at the expense of the Loan Parties) photocopy extracts from any of its books or other records; and permit, during regular business hours and with reasonable prior notice (or at any time without notice if an Event of Default exists), the Administrative Agent and its representatives to inspect the Collateral and other tangible assets of the Loan Parties, to perform appraisals of the Collateral and real property of the Loan Parties, and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to inventory, accounts receivable and any other Collateral. The Loan Parties shall be jointly and severally liable for all reasonable expenses of the Administrative Agent incurred in connection with such inspections or audits, including the reasonable fees and expenses of its representatives and/or agents (it being agreed that any Lender may accompany the Administrative Agent at its own expense); provided, however, the Loan Parties shall not be required to reimburse the Administrative Agent for more than two inspections and/or audits and more than two appraisals in any Fiscal Year (unless an Event of Default exists, in which case there shall be no limits on audits, inspections and appraisals); it being acknowledged that a single inspection, audit and/or appraisal may entail visits to the multiple locations of books, records and assets of the Loan Parties.

7.05 Maintenance of Property; Insurance.

(a) Obligation to Maintain Properties. Keep all Collateral and all other property useful and necessary in the business of the Loan Parties and Subsidiaries in good working order and condition, ordinary wear and tear excepted, and make all necessary replacements of and repairs to the equipment so that the operating efficiency and the value thereof shall at all times be preserved and maintained.

(b) Obligation to Maintain Insurance. Maintain with responsible insurance companies, such insurance coverage as may be required by any Law applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated, but which shall insure against all risks and liabilities of the type identified on Schedule 6.15; and, upon request of the Administrative Agent or any Lender, furnish to the Administrative Agent a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Loan Parties and Subsidiaries. The Loan Parties shall cause each issuer of an insurance policy to provide the Administrative Agent with an endorsement (i) showing the Administrative Agent as loss payee with respect to each policy of property or casualty insurance and naming the Administrative Agent as an additional insured with respect to each policy of liability insurance, (ii) providing that 30 days’ notice will be given to the Administrative Agent prior to any cancellation of (or 10 days’ notice in the event of non-payment of premiums), material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to the Administrative Agent. The Loan Parties shall execute and deliver to the Administrative Agent a collateral assignment, in form and substance reasonably satisfactory to the Administrative Agent, of the proceeds of each business interruption insurance policy maintained by the Loan Parties.

(c) Forced Place Coverage. UNLESS THE LOAN PARTIES PROVIDE THE ADMINISTRATIVE AGENT WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT AND AFTER THE ADMINISTRATIVE AGENT’S WRITTEN DEMAND THEREFOR, THE ADMINISTRATIVE AGENT MAY (BUT SHALL HAVE NO OBLIGATION TO) PURCHASE SUCH INSURANCE AT THE LOAN PARTIES’ EXPENSE TO PROTECT THE ADMINISTRATIVE AGENT’S AND THE LENDERS’ INTERESTS UNDER THE LOAN DOCUMENTS. THIS INSURANCE MAY, BUT NEED NOT, PROTECT ANY LOAN PARTY’S INTERESTS. THE COVERAGE THAT THE ADMINISTRATIVE AGENT PURCHASES MAY NOT PAY ANY CLAIM THAT IS MADE AGAINST ANY LOAN PARTY IN CONNECTION WITH THE COLLATERAL. THE LOAN PARTIES MAY LATER CANCEL ANY INSURANCE PURCHASED BY THE ADMINISTRATIVE AGENT, BUT ONLY AFTER PROVIDING THE ADMINISTRATIVE AGENT WITH EVIDENCE THAT THE LOAN PARTIES HAVE OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF THE ADMINISTRATIVE AGENT PURCHASES ANY SUCH INSURANCE, THE LOAN PARTIES WILL BE JOINTLY AND SEVERALLY RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT MAY BE IMPOSED WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE PRINCIPAL AMOUNT OF THE LOANS OWING HEREUNDER THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF THE INSURANCE THE LOAN PARTIES MAY BE ABLE TO OBTAIN ON THEIR OWN.

7.06 Compliance with Laws; Payment of Taxes and Liabilities.

(a) Comply in all material respects with all applicable Laws, except where failure to comply would not have or could not reasonably be expected to have a Material Adverse Effect;

(b) without limiting clause (a) above, ensure that no person who owns a controlling interest in or otherwise controls the any Loan Party or Subsidiary is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders;

(c) without limiting clause (a) above, comply in all material respects, with the Bank Secrecy Act and all applicable anti-money laundering Laws; and

(d) pay, prior to delinquency, all federal and state income taxes and all other material taxes and other governmental charges against it or any Collateral, as well as claims of any kind which, if unpaid, could become a Lien (other than a Permitted Lien) on any of its property; provided that the foregoing clause (d) shall not require any Loan Party or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any Collateral, such contest proceedings shall stay the foreclosure of such Lien or the sale of any portion of the Collateral to satisfy such claim.

7.07 Maintenance of Existence, Etc.

Subject to Section 8.04, maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing would not have or could not reasonably be expected to have a Material Adverse Effect).

7.08 Use of Proceeds.

Use the proceeds of the Credit Extensions to refinance or repay existing Indebtedness on the Closing Date, if any, for working capital purposes, for capital expenditures, for payment of the Earnout Consideration due and owing and permitted to be paid by the applicable Loan Parties pursuant to Section 8.03, for payment of any Duty Amounts due and owing and permitted to be paid by the applicable Loan Parties pursuant to Section 8.14 and for other general business purposes.

7.09 Employee Benefit Plans.

(a) Maintain, and cause each other member of the Controlled Group to maintain, each Pension Plan in substantial compliance with all applicable Laws.

(b) Make, and cause each other member of the Controlled Group to make, on a timely basis, all required contributions to any Multiemployer Pension Plan.

(c) Not, and not permit any other member of the Controlled Group to (i) seek a waiver of the minimum funding standards of ERISA, (ii) terminate or withdraw from any Pension Plan or Multiemployer Pension Plan or (iii) take any other action with respect to any Pension Plan that would, or could reasonably be expected to, entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Pension Plan, unless the actions or events described in clauses (i), (ii) and (iii) above individually or in the aggregate would not have or could not reasonably be expected to have a Material Adverse Effect.

7.10 Environmental Matters.

(a) If any release or threatened release or other disposal of Hazardous Materials shall occur or shall have occurred on any real property or any other assets of any Loan Party or Subsidiary, cause the prompt containment and removal of such Hazardous Materials and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the material value of such real property or other assets. Without limiting the generality of the foregoing, each Loan Party shall, and shall cause each Subsidiary to, comply with any Federal or state judicial or administrative order requiring the performance at any real property of any Loan Party or Subsidiary of activities in response to the release or threatened release of a Hazardous Materials. To the extent that the transportation of Hazardous Materials is permitted by this Agreement, each Loan Party shall, and shall cause each of its Subsidiaries to, dispose of such Hazardous Materials, or of any other wastes, only at licensed disposal facilities operating to its knowledge in compliance with Environmental Laws.

(b) Promptly notify the Administrative Agent in writing upon learning there is or are, in each case, which are reasonably likely to result in material liability to a Loan Party or any Subsidiary under any applicable Environmental Law (i) any Hazardous Materials (other than those used by the Loan Parties, their Subsidiaries or tenants under leases at any real property of any Loan Party or Subsidiary in the ordinary course of their businesses and in compliance with all Environmental Laws) present on such real property; (ii) any release of Hazardous Materials in, on, under, from or migrating towards such real property; (iii) any material non-compliance with Environmental Laws related in any way to such real property; (iv) any actual or reasonably likely Liens and other encumbrances imposed pursuant to any Environmental Law; (v) any investigation or action or claim, whether threatened or pending, by any Governmental Authority or third party pertaining to the release of Hazardous Materials in, on, under, from, or migrating towards such real property; and (vi) any installation of wells, piping, or other equipment at such real property to investigate, remediate or otherwise address any release of Hazardous Materials at, on, in or in the vicinity of such real property.

7.11 Additional Guarantors.

If, after the Closing Date, any Loan Party creates or acquires, either directly or indirectly, any Domestic Subsidiary, within thirty (30) days following the creation or acquisition thereof (a) cause such Subsidiary to become either a Borrower or a Guarantor; provided, that such Subsidiary may become a Borrower hereunder only if such Subsidiary is a Domestic Wholly-Owned Subsidiary and (b) cause such Subsidiary to execute and deliver to the Administrative Agent (i) a Joinder Agreement and (ii) any further documents, instruments or agreements as the Administrative Agent may reasonably require in order to grant the Administrative Agent a perfected first priority security interest (subject only to Permitted Liens) in substantially all of the assets of such Subsidiary. As of the First Amendment Effective Date, IP Sub is not restricted by its Organization Documents from becoming a Loan Party and, therefore, the Loan Parties shall cause IP Sub to become a Loan Party in the manner contemplated by this Section 7.11 on the First Amendment Effective Date.

7.12 Preparation of Environmental Reports.

If at any time during the term of this Agreement the Lenders have a reasonable basis for believing that a discharge of Hazardous Materials has occurred or a material violation of Environmental Laws exists at any real property owned or leased by any of the Loan Parties, at the request of the Required Lenders, subject to any reasonable limitations imposed by the owner of any such leased real property, provide to the Lenders within 90 days after such request, at the expense of the Loan Parties, an environmental site assessment report for such real property, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Loan Parties, and the Loan Parties each hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Administrative Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

7.13 Pledged Assets.

(a) Equity Interests. Cause (i) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary and (ii) 65% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary directly owned by any Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents, together with opinions of counsel and any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to the Administrative Agent.

(b) Other Property. (i) Cause all owned and leased real and personal property (other than Excluded Property) of each Loan Party to be subject at all times to first priority, perfected and, in the case of real property (whether leased or owned), title insured Liens in favor of the Administrative Agent to secure the Obligations pursuant to the terms and conditions of the Collateral Documents, subject in any case to Permitted Liens and (ii) deliver (or in the case of landlord’s waivers, use commercially reasonable efforts to deliver) such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, surveys, environmental reports, landlord’s waivers (for locations with Inventory valued in excess of $5,000,000), certified resolutions and other organizational and authorizing documents of such Person, and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Administrative Agent’s Liens thereunder), all in form, content and scope reasonably satisfactory to the Administrative Agent.

7.14 Further Assurances.

Promptly upon the reasonable request of the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request from time to time in order to (i) carry out the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable Law and in accordance with the terms of the Collateral Documents, subject any Loan Party’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents and (iii) maintain the validity and effectiveness of the Collateral Documents and perfect and maintain the validity, effectiveness and priority of the Liens intended to be created thereunder.

7.15 Material Contracts.

Perform and observe all the terms and provisions of each instrument, document or agreement material to the business of the Loan Parties and the Subsidiaries, taken as a whole (a “Material Contract”), required to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms and make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, except where the failure to do so, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

7.16 Designation as Senior Debt.

Designate all Obligations as constituting senior indebtedness under and for purposes of any Subordinated Debt.

7.17 Deposit Accounts; Cash Management.

(a) Commencing on the First Amendment Effective Date, maintain all lock-boxes, collection accounts, deposit accounts, operating accounts, checking accounts, disbursement accounts and other accounts (in each case, other than any Excluded Accounts) (collectively, the “Subject Accounts”) with one or more financial institutions that have entered into an Account Control Agreement with the Administrative Agent and the applicable Loan Party in order to give the Administrative Agent “control” thereof (as defined in the UCC) for perfection purposes. The Loan Parties shall cause all proceeds of Accounts, Inventory and other Collateral to be deposited into Subject Accounts which are subject to an Account Control Agreement. Prior to the date that the Borrower has complied with the provision in clause (b) below, the Borrowers shall not maintain cash or Cash Equivalents in excess of $2,000,000 in any Subject Account for more than five consecutive Business Days.

(b) As soon as practicable following the First Amendment Effective Date, and in any event on or before November 15, 2012, maintain all Subject Accounts with one or more financial institutions that have entered into an Account Control Agreement with the Administrative Agent and the applicable Loan Party order to give the Administrative Agent “control” thereof (as defined in the UCC) for perfection purposes and which Account Control Agreements shall instruct any or all of the financial institutions at which any such accounts are maintained (A) to cease honoring the Loan Parties’ directions as to the handling, disposition and disbursement of funds or remittance to or on deposit in any such accounts upon the effectiveness of the Account Control Agreement and (B) to remit or apply all amounts on deposit in or remittances to such accounts in accordance with the direction of the Administrative Agent to an account of the Administrative Agent for application to the outstanding principal or interest of any Revolving Loans or any other Obligations (without a corresponding reduction of the Revolving Commitment). Any previously executed Account Control Agreements which do not contain the following instructions will be amended, replaced or activated within the time period specified above such that they the financial institutions at which any applicable accounts are maintained agree to comply with the foregoing instructions. The Loan Parties shall cause all proceeds of Accounts, Inventory and other Collateral to be deposited into Subject Accounts which are subject to the foregoing Account Control Agreements.

7.18 Borrower Financial Advisor.

On or before September 15, 2012, retain a firm from a list of potential candidates provided by the Administrative Agent to the Borrowers or otherwise reasonably acceptable to the Administrative Agent and the Required Lenders (the “Borrower Financial Advisor”), which firm reports directly to and has access to the Borrowers’ chief financial officer and Board of Directors and has access to the books and records and to the employees of the Loan Parties, in order to supplement the Borrowers’ capabilities with respect to financial reporting and to periodically (not less frequently than on a weekly basis) update the Lenders with respect to the Borrowers’ financial planning and performance. The Borrower Financial Advisor shall have the capacity to assume the role of the Retained Executive (hereafter defined) in the event that the Borrowers are required to engage a Retained Executive pursuant to Section 7.19. Until such time as the Borrowers have retained a Borrower Financial Advisor they shall continue to retain JH Cohn as the existing financial advisor and cause JH Cohn to provide the Lenders with periodic updates (not less frequently than bi-weekly) regarding the Borrower’s financial performance. In the event that JH Cohn or any Borrower Financial Advisor discontinues acting for the Borrowers, the Borrowers shall replace JH Cohn or such Borrower Financial Advisor within ten (10) Business Days of such discontinuation with a firm reasonably acceptable to the Administrative Agent and the Required Lenders.

7.19 Retained Executive.

In the event that the Borrowers fail to (i) deliver, on or before October 15, 2012, to the Administrative Agent a bona fide letter of intent for an equity infusion or issuance of unsecured Subordinated Debt on terms reasonably acceptable to the Required Lenders in an amount sufficient to satisfy the Term Loan in full on or before December 15, 2012 from an investor or investors with the capacity to effectuate such equity infusion or Subordinated Debt, (ii) deliver, on or before November 15, 2012, to the Administrative Agent a binding commitment letter with respect to such an equity infusion or Subordinated Debt on terms reasonably acceptable to the Required Lenders, or (iii) satisfy the Term Loan in full on or before December 15, 2012, then, within five (5) Business Days of any such failure, the Borrowers shall engage the Borrower Financial Advisor in an executive capacity with operational authority (the “Retained Executive”). The scope of the engagement, terms of the engagement and reporting channels of the Retained Executive shall be acceptable to the Administrative Agent and Required Lenders in their discretion based on the circumstances at the time of the engagement.

7.20 Investment Bankers.

Until the earlier of (i) the date that the Term Loan has been repaid in full and (ii) December 31, 2012, continue to retain East Wind Securities, LLC or another investment bank (the “Investment Banker”) reasonably acceptable to the Administrative Agent and the Required Lenders to assist the Borrowers with their efforts to raise debt or equity capital sufficient to repay the Term Loan in full. The Borrowers shall cause the applicable Investment Bank to report to the Administrative Agent and the Lenders on a periodic basis (not less frequently than monthly) as to the status of its efforts. In the event that the Borrowers terminate the engagement of East Wind Securities, LLC, they shall engage a new Investment Banker reasonably acceptable to the Administrative Agent and the Required Lenders within fifteen Business Days following such termination.

ARTICLE VIII

NEGATIVE COVENANTS

Until the Obligations are Fully Satisfied, no Loan Party shall, nor shall it permit any Subsidiary (excluding IP Sub prior to such time as IP Sub first becomes a Loan Party) to, directly or indirectly:

8.01 Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Obligations under this Agreement and the other Loan Documents;

(b) Indebtedness secured by Liens permitted by Section 8.02(d); provided that the aggregate amount of all such Indebtedness at any time outstanding shall not exceed $3,000,000;

(c) (i) unsecured Indebtedness among Loan Parties, (ii) unsecured Indebtedness owing among Subsidiaries that are not Loan Parties, (iii) unsecured Indebtedness owing by Loan Parties to Foreign Subsidiaries of Loan Parties, provided that any such Indebtedness shall be subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent, and (iv) unsecured Indebtedness owing by Foreign Subsidiaries of Loan Parties to Loan Parties to the extent permitted by Section 8.10(k);

(d) unsecured Subordinated Debt (other than Indebtedness described in Section 8.01(c) above) in an amount not to exceed the outstanding principal amount of the Term Loan on the date of the incurrence of such Subordinated Debt; provided that (i) the proceeds of such Indebtedness are raised for the purpose of repaying the Term Loan and are applied in accordance with Section 2.05(b) and (ii) such Indebtedness is on terms (including subordination provisions) reasonably acceptable to the Administrative Agent and the Required Lenders;

(e) obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;”;

(f) Indebtedness existing on the Closing Date and described on Schedule 8.01 and any extension, renewal or refinancing thereof so long as neither the principal amount thereof is increased, the weighted average life to maturity decreased nor any additional collateral is granted as security therefor;

(g) [Intentionally Omitted];

(h) unsecured Contingent Liabilities arising with respect to customary indemnification obligations in favor of sellers in connection with Permitted Acquisitions and purchasers in connection with dispositions permitted under Section 8.04;

(i) up to $5,000,000 at any time outstanding of Acquired Debt assumed in Permitted Acquisitions which, if secured, the Liens thereunder would be of a type permitted pursuant to Section 8.02(d);

(j) unsecured Indebtedness in respect of bid, performance or surety, appeal or similar bonds issued for the account of and completion guarantees in the ordinary course of business;

(k) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(l) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business; and

(m) guaranty obligations with respect to Indebtedness permitted by this Section 8.01; provided that any guaranty by a Loan Party of obligations of a Subsidiary that is not a Loan Party must be permitted by Section 8.10 (excluding Section 8.10(c)).

8.02 Liens.

Create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

(a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

(b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;

(c) Liens described on Schedule 8.02 existing as of the Closing Date;

(d) subject to the dollar limitation set forth in Section 8.01(b) and Section 8.01(i), (i) Liens (including Liens having priority over the Liens pursuant to the Loan Documents) arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens (including Liens having priority over the Liens pursuant to the Loan Documents) of the type described in subclauses (i) and (iii) of this Section 8.02(d) existing on property at the time of the acquisition thereof by any Loan Party (and not created in contemplation of such acquisition) pursuant to any Permitted Acquisition and (iii) Liens (including Liens having priority over the Liens pursuant to the Loan Documents) that constitute purchase money security interests on any capital asset securing debt incurred for the purpose of financing all or any part of the cost of acquiring such capital asset, provided that any such Lien attaches solely to the capital asset so acquired and secures no more than the purchase price (or portion) thereof financed thereby;

(e) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business;

(f) Liens in favor of the Administrative Agent under the Loan Documents;

(g) Liens on deposit accounts granted or arising in the ordinary course of business in favor of depositary banks maintaining such deposit accounts solely to secure customary account fees and charges payable in respect of such deposit accounts and overdrafts;

(h) Liens in favor of custom brokers for taxes, assessments and governmental charges the payment of which is not required under Section 7.06 payable in connection with the importation of inventory in the ordinary course of business;

(i) leases or subleases granted to other Persons (as lessee thereof) not materially interfering with the conduct of the business;

(j) precautionary UCC financing statement filings regarding operating leases;

(k) Liens arising out of the existence of judgment or awards not giving rise to an Event of Default; provided that the applicable Loan Parties or Subsidiaries shall promptly seek the stay of, or otherwise satisfy any such Lien not being contested in good faith;

(l) inchoate statutory and common law landlords’ liens under leases;

(m) the replacement, extension or renewal of any Lien permitted by Section 8.02(c) or Section 8.02(d) above upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Indebtedness secured thereby (without increase in the amount or priority thereof or the security or collateral therefor or decrease in the weighted average life to maturity thereof);

(n) Liens on assets of Foreign Subsidiaries securing Indebtedness of such Foreign Subsidiaries; and

(o) any other Liens securing obligations in an aggregate amount not exceeding $500,000 at any time.

8.03 Restricted Payments.

Except as permitted pursuant to the following sentence, (a) make any distribution to any holders of its Equity Interests, (b) purchase or redeem any of its Equity Interests, (c) pay any management fees or similar fees to any of its direct or indirect equityholders or any Affiliate thereof, (d) pay, redeem, prepay, defense, purchase, repurchase or make any other payment on or in respect of any Subordinated Debt, including under any guaranty thereof, or (e) set aside funds for any of the foregoing (each a “Restricted Payment”). Notwithstanding the foregoing:

(i) each Subsidiary may make cash or non-cash distributions to Persons that own Equity Interests in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such distribution is being made;

(ii) (1) so long as no Default exists or would result therefrom, the Loan Parties and their Subsidiaries may make regularly scheduled payments of interest in respect of Subordinated Debt (other than Subordinated Debt owing to any Affiliate) to the extent permitted under the subordination provisions thereof and (2) the Loan Parties and the Subsidiaries shall be permitted to accrue all non-cash interest (i.e., PIK interest) on its Subordinated Debt and non-cash dividends on its Equity Interests consisting of preferred Equity Interests;

(iii) [reserved];

(iv) any Loan Party or Subsidiary thereof may pay dividends or make other distributions of its common Equity Interests in non-redeemable, non preferential and non-convertible common Equity Interests payable ratably to all of the holders of its common Equity Interests;

(v) [reserved];

(vi) after repayment in full of the Term Loans, so long as both before and immediately after giving effect to the payments described in this clause (vi), (1) no Default exists or would result therefrom and (2) no violation of the financial covenants set forth in Section 8.13 would then exist or would, on a Pro Forma Basis result therefrom, upon no less than 10 days’ prior written notice to the Administrative Agent, accompanied by a certificate of the chief financial officer of the Parent delivered to the Administrative Agent setting forth the calculations of such financial covenants (after giving effect to such payments) in detail reasonably acceptable to the Administrative Agent, the Parent may pay a regular quarterly dividend payment payable out of legally available funds on the outstanding common stock of the Parent; provided, that notwithstanding the forgoing, prior to the Duty Conclusion Date, the aggregate amount of all Restricted Payments made pursuant to this clause (vi) and the following clause (vii) shall not exceed $5,000,000; and

(vii) after repayment in full of the Term Loans, so long as both before and immediately after giving effect to the payments described in this clause (vii), (1) no Default exists or would result therefrom, (2) no violation of the financial covenants set forth in Section 8.13 would then exist or would, on a Pro Forma Basis result therefrom and (3) the Consolidated Leverage Ratio (as so calculated on a Pro Forma Basis) is at least 0.25 to 1.0 less than the maximum then permitted by Section 8.13 for the applicable period, upon no less than 3 Business Days’ prior written notice to the Administrative Agent, accompanied by a certificate of the chief financial officer of the Parent delivered to the Administrative Agent setting forth the calculations of such financial covenants (after giving effect to such payments) in detail reasonably acceptable to the Administrative Agent, the Parent may repurchase or redeem Equity Interests of the Parent; provided, that notwithstanding the forgoing, prior to the Duty Conclusion Date, the aggregate amount of all Restricted Payments made pursuant to this clause (vii) and the preceding clause (vi) shall not exceed $5,000,000.

8.04 Mergers, Consolidations, Sales and Other Transactions Outside the Ordinary Course of Business.

(a) Dispose of any of its assets or Equity Interests except for (i) sales of inventory in the ordinary course of business, (ii) sales of obsolete and unusable equipment in the ordinary course of business, (iii) other Dispositions of assets (other than Equity Interests of Subsidiaries and accounts receivable) for at least fair market value (as determined by the Board of Directors) so long, as the fair market value of all assets Disposed of under this clause (iii) in any Fiscal Year does not exceed $500,000, (iv) in the case of its Equity Interests, as permitted pursuant to Section 8.04(d),(v) Dispositions of the assets of or the Equity Interests in IP Sub for at least fair market value (as determined by the Board of Directors), (vi) Dispositions of property to a Borrower or any Subsidiary; provided, that if the transferor of such property is a Loan Party then the transferee thereof must be a Loan Party, (vii) Dispositions of accounts receivable in connection with the collection or compromise thereof, (viii) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of any Borrower or any Subsidiary, (ix) the dissolution or liquidation of any Inactive Subsidiary if the Parent determines in good faith that any such dissolution or liquidation is in the best interest of the Loan Parties and (x) the sale of real property owned by Sassy as of the Closing Date. For the avoidance of doubt, the foregoing restrictions are not intended to prohibit the issuance by a Loan Party of common Equity Interests (it being understood that (A) the proceeds of any such issuance must be prepaid in accordance with Section 2.05(b)(iv) and (B) the issuance of preferred Equity Interests is intended to be restricted by Section 8.01);

(b) Enter into any Sale and Leaseback Transaction;

(c) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness (other than the Obligations), except (i) in connection with any permitted refinancing thereof and (ii) so long as no Event of Default exists, prepayments, redemptions, defeasances and other satisfactions of other Indebtedness (other than Subordinated Debt) in an aggregate amount not to exceed $1,000,000 during the term of this Agreement;

(d) Be a party to any merger or consolidation or, except as otherwise permitted pursuant to this Section 8.04, Section 8.10(a), Section 8.10(f) or Section 8.10(i), purchase or otherwise acquire the assets or the Equity Interests of any class of any other Person except for: (1) (A) the merger or consolidation of any Loan Party into any other Loan Party, provided that (x) if a Borrower is a party to such transaction, the surviving Person shall be a Borrower and (y) if a Wholly-Owned Subsidiary is a party to such transaction, the surviving Person shall be a Wholly-Owned Subsidiary, (B) the Disposition of any, all or substantially all of the assets of one Loan Party to another Borrower, (C) the Disposition of any, all or substantially all of the assets of one Guarantor to another Guarantor, (D) the merger or consolidation of any Subsidiary into the Parent or another Subsidiary of the Parent provided that (x) if a Loan Party is a party to such transaction, the surviving Person shall be a Loan Party and (y) if a Wholly-Owned Subsidiary is a party to such transaction, the surviving Person shall be a Wholly-Owned Subsidiary or (E) the Disposition of any, all or substantially all of the assets of any Subsidiary (other than a Loan Party) to any Loan Party or another Subsidiary (that is not a Loan Party) or (2) only after repayment in full of the Term Loans, any Acquisition by a Loan Party (other than a Loan Party which is not a Wholly-Owned Subsidiary) where:

(i) the business, divisions or operating units acquired are for use in the businesses engaged in by the Loan Parties on the Closing Date, or business reasonably related or complementary to such businesses;

(ii) immediately before and after giving effect to such Acquisition, no Default shall exist;

(iii) immediately after giving effect to such Acquisition, (A) the Loan Parties are in compliance on a Pro Forma Basis with all the financial covenants set forth in Section 8.13 (which, in the case of the pro forma Consolidated Leverage Ratio, shall be at least 0.25:1.0 less than the maximum Consolidated Leverage Ratio then permitted by Section 8.13); and (B) Excess Revolving Loan Availability shall not be less than $15,000,000;

(iv) in the case of the Acquisition of any Person, the governing body of such Person has approved such Acquisition;

(v) [reserved];

(vi) reasonably prior to such Acquisition, the Administrative Agent shall have received evidence that the Consolidated EBITDA of such Person and/or business or division for the most recent 12 month period for which financial statements are available, as adjusted by such add-backs with respect to cash expenses not related to operations and identifiable cost savings, in each case, which are reasonably acceptable to the Administrative Agent or which are permitted under Article 11 of Regulation S-X promulgated under the Securities Act of 1933, as amended, is not less than zero;

(vii) the Administrative Agent shall have received a certificate of Senior Officer of the Parent containing calculations of the matters set forth in clause (iii) above;

(viii) if such Acquisition is structured as an acquisition of Equity Interests, such Acquisition is of more than 50% of the Equity Interests of such Person or is made through a Domestic Wholly-Owned Subsidiary;

(ix) if such Acquisition is structured as an asset acquisition, (A) and if such assets are intended to be included in the Borrowing Base, the Administrative Agent must provide its prior written approval, upon its review of such assets including, without limitation, its review of such field examinations, audits, appraisals and other due diligence as the Administrative Agent shall reasonably require; it being acknowledged and agreed that (1) the Administrative Agent may require that the acquired assets be held in a separate Domestic Wholly-Owned Subsidiary which shall be deemed a Guarantor and (2) such additional assets, if any, included in the Borrowing Base may be subject to different advance rates or may require the imposition of additional reserves with respect thereto and (B) such Loan Party shall not assume any obligations or liabilities of the seller other than Acquired Debt to the extent permitted pursuant to Section 8.01(i); and

(x) if the Acquisition is structured as a merger, a Loan Party is the surviving Person; provided that no Borrower may enter into a merger unless such Borrower shall be the surviving Person,

(any such Acquisition described in this clause (2), being a “Permitted Acquisition”).

8.05 Modifications of Organization Documents.

(a) Permit the Organization Documents of any Loan Party or Subsidiary to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of the Lenders.

(b) In the case of any Loan Party, change its state of formation or its organizational form unless it gives the Administrative Agent at least 30 days (or such lesser amount of time as consented to by the Administrative Agent) prior written notice thereof and takes all actions reasonably requested by the Administrative Agent to maintain the perfection or priority of any Lien or security interest granted hereunder.

8.06 Transactions with Affiliates.

Enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (including any Subsidiary or joint venture) which is on terms, which are less favorable than are obtainable from any Person which is not one of its Affiliates, other than (i) customary and reasonable employment arrangements with employees (including without limitation, incentive compensation arrangements) and benefit programs and entered into in the ordinary course of business and pursuant to the reasonable requirements of such Person’s business and, in the case of any senior officers or directors of any Loan Party, approved by the Board of Directors and permissible under Law, (ii) customary indemnification agreements and insurance arrangements entered into for the benefit of directors or officers entered into in the ordinary course of business consistent with past practices and pursuant to the reasonable requirements of such Person’s business, (iii) as permitted pursuant to Sections 8.10(a), (g) and (j), (iv) transactions with its officers or directors providing for the payment of customary and reasonable fees, and indemnification and reimbursement of expenses, upon customary and reasonable terms, (v) entering into perpetual, royalty-free (unless such royalty is payable to a Loan Party), irrevocable licenses of IP Rights with other Loan Parties and Subsidiaries and (vi) to the extent otherwise expressly permitted hereunder, intercompany transactions between and among Loan Parties and their Subsidiaries.

8.07	Unconditional Purchase Obligations.

Enter into, guaranty or be a party to any material contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

8.08 Inconsistent Agreements.

Enter into any agreement containing any provision which would (a) be violated or breached by any Credit Extension to the Borrowers hereunder or by the performance by any Loan Party of any of its Obligations hereunder or under any other Loan Document, (b) prohibit any Loan Party from granting to the Administrative Agent and the Lenders, a Lien on any of its assets (other than distribution agreements or license agreements, provided that with respect to any such distribution agreements or license agreement that prohibit any Loan Party from granting to the Administrative Agent Liens on the right to receive payments and other proceeds from the sale of products licensed or distributed under such agreements, the Loan Parties shall use their commercially reasonable efforts (it being agreed that this shall not include the payment of any monies) to obtain the consent of the counterparties thereto to permit the Liens of the Administrative Agent under the Collateral Documents) or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to any Loan Party or any Subsidiary, or pay any Indebtedness owed to any Loan Party or any Subsidiary, (ii) make loans or advances to any Loan Party or (iii) transfer any of its assets or properties to any Loan Party, other than (A) in the case of clauses (b) and (c), customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder, (B) in the case of clauses (b) and (c)(iii), restrictions or conditions imposed by any agreement relating to purchase money Indebtedness, Capital Leases and other secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (C) in the case of clauses (b) and (c), customary provisions in leases and other contracts restricting the assignment or other transfer thereof, (D) in the case of clause (c), customary provisions in Organization Documents of any Foreign Subsidiary that restrict the transfer of Equity Interests of such Subsidiaries, or (E) in the case of clauses (b) and (c) any applicable Law (including, without limitation, applicable currency control Laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances).

8.09 Business Activities.

Engage in any line of business other than the businesses of the Parent and its Subsidiaries engaged in on the date hereof and businesses reasonably related, incidental or complementary thereto.

8.10 Investments.

Make any Investment in any other Person, except the following:

(a) contributions by the Loan Parties to the capital of any other Loan Party; provided that the aggregate amount of all contributions by the Parent and Loan Parties that are Wholly-Owned Subsidiaries to Loan Parties that are not Wholly-Owned Subsidiaries shall not exceed $10,000,000 at any time outstanding;

(b) loans and advances evidencing Indebtedness permitted by Section 8.01(c);

(c) Contingent Liabilities constituting Indebtedness permitted by Section 8.01 or Liens permitted by Section 8.02;

(d) Cash Equivalents;

(e) bank deposits in the ordinary course of business, provided that the Loan Parties shall at no time have deposits or investments of more than the amount set forth in clause (c) of the definition of “Excluded Accounts”, in the aggregate, on deposit in accounts (other than accounts described in clauses (a) and (b) of the definition of “Excluded Accounts”) which are not subject to Account Control Agreements;

(f) Investments in securities of account debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors;

(g) loans or advances to employees, officers or directors incurred in the ordinary course of business (including for travel, entertainment and relocation expenses), in an aggregate amount not to exceed $200,000 at any one time outstanding;

(h) Permitted Acquisitions;

(i) Investments listed on Schedule 8.10 existing (or, as expressly noted therein, contemplated) as of the Closing Date;

(j) Investments by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party;

(k) loans by the Loan Parties to Foreign Subsidiaries in an aggregate amount not to exceed $6,000,000 at any time outstanding;

(l) subject to the limitations in Section 8.06, customary security deposits paid to landlords of real property leased in the ordinary course of business and in accordance with the applicable lease; and

(m) other Investments in an aggregate amount not to exceed $500,000 at any time;

provided that (x) any Investment which when made complies with the requirements of the definition of the term “Cash Equivalents” may continue to be held for its term (without giving effect to any renewals or extensions) notwithstanding that such Investment ceases to meet such requirements and; (y) no Investment otherwise permitted by clause (b) or (c) shall be permitted to be made if, immediately before or after giving effect thereto, any Default exists or would result therefrom.

8.11 Restrictions of Amendments to Certain Documents.

Amend or otherwise modify, or waive any rights or obligations under the Acquisition Documents and any other agreement, document or instrument evidencing any Subordinated Debt, except where such amendment, modification or waiver would not be and could not reasonably be expected to be adverse to the Administrative Agent or the Lenders in any material respect.

8.12 Accounting Changes; Fiscal Year.

Make any change in (a) accounting policies or reporting practices, except as required by GAAP, or (b) its current fiscal year.

8.13 Financial Covenants.

(a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of each Covenant Test Period set forth below to be greater than the ratio corresponding to such Covenant Test Period:

Trailing Twelve Month Period Ending	Maximum Ratio
July 31, 2012	6.25 to 1.0
August 31, 2012	7.75 to 1.0
September 30, 2012	6.75 to 1.0
October 31, 2012	6.50 to 1.0
November 30, 2012	5.75 to 1.0
December 31, 2012	4.50 to 1.0
January 31, 2013	5.00 to 1.0
February 28, 2013	5.00 to 1.0
March 31, 2013	4.25 to 1.0
April 30, 2013	5.00 to 1.0
May 31, 2013	4.25 to 1.0
June 30, 2013	3.75 to 1.0
July 31, 2013	4.00 to 1.0
August 31, 2013	4.00 to 1.0
September 30, 2013	3.50 to 1.0
October 31, 2013	3.75 to 1.0
November 30, 2013	3.75 to 1.0
December 31, 2013 and each trailing twelve-month period thereafter	3.25 to 1.0

(b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of each Covenant Test Period ending on the date set forth below to be less than the ratio corresponding to such date:

Applicable Periods	Minimum Ratio
Three months ending July 31, 2012	1.50 to 1.0
Three months ending August 31, 2012	1.50 to 1.0
Three months ending September 30, 2012	1.40 to 1.0
Four months ending October 31, 2012	1.30 to 1.0
Five months ending November 30, 2012	1.30 to 1.0
Six months ending December 31, 2012	1.60 to 1.0
Seven months ending January 31, 2013	1.25 to 1.0
Eight months ending February 28, 2013	1.25 to 1.0
Nine months ending March 31, 2013	1.25 to 1.0
Ten months ending April 30, 2013	1.25 to 1.0
Eleven months ending May 31, 2013	1.25 to 1.0
Twelve months ending June 30, 2013 and each trailing twelve-month period thereafter	1.25 to 1.0

8.14 [Intentionally Omitted].

8.15 Cancellation of Indebtedness.

Cancel any claim or Indebtedness owing to it, other than (i) in connection with trade discounts or allowances granted in the ordinary course of its business consistent with past practices, and (ii) so long as no Default is then outstanding the cancellation of Indebtedness or claims not to exceed $1,000,000 in any Fiscal Year, in the aggregate, in connection with the resolution of good faith disputes relating thereto.

8.16 [Intentionally Omitted].

8.17 Inactive Subsidiaries.

Permit any Inactive Subsidiary to (a) own any material properties or assets, (b) have any Subsidiaries, Investments, Indebtedness or other material liabilities, (c) grant any Liens on or dispose of its assets other than as permitted by Section 8.04 or (d) conduct any operations or business other than, activities related to its corporate existence and any other activities relating to the foregoing in this clause (d).

8.18 Use of Proceeds.

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

9.01 Events of Default.

Any of the following shall constitute an Event of Default:

(a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within five days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder or any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants.

(i) Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.03(a), 7.03(d), 7.07, 7.17(a), 7.18, 7.19, 7.20 or Article VIII (for purposes of this Section 9.01(b)(i), the accrual or payment of any Duty Amount shall not be deemed to be a breach of the covenants in Section 7.03); or

(ii) Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.01 or 7.02 and such failure continues for five Business Days (for purposes of this Section 9.01(b)(ii), the accrual or payment of any Duty Amount shall not be deemed to be a breach of the covenants in Sections 7.01, 7.02(a) or 7.02(d)); or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days (for purposes of this Section 9.01(c), the accrual or payment of any Duty Amount shall not be deemed to be a breach of the covenants in Sections 7.04 or 7.06); or

(d) Representations and Warranties. Any representation or warranty made by any Loan Party herein or any other Loan Document is breached or is false or misleading in any material respect when made or deemed to have been made, or any schedule, certificate, financial statement, report, notice or other writing furnished by any Loan Party to the Administrative Agent or any Lender in connection herewith or in any other Loan Document is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified (for purposes of this Section 9.01(d), the accrual or payment of any Duty Amount shall not be deemed to be a breach of the representations in Sections 6.04, 6.06 (solely to the extent such representations relate to governmental investigations), 6.12, 6.17, 6.20 or 6.21); or

(e) Cross-Default. (i) Any Loan Party or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Contingent Liability (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $3,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Contingent Liability or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Contingent Liability (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Contingent Liability to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Loan Party or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than $3,000,000; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary (other than (i) except as could reasonably be expected to have a Material Adverse Effect, a Foreign Subsidiary the portion of Consolidated EBITDA attributable to which is negative for the most recently ended twelve month period and (ii) an Immaterial Foreign Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary (other than an Immaterial Foreign Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded, stayed or discharged within sixty days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Subsidiary (other than (i) except as could reasonably be expected to have a Material Adverse Effect, a Foreign Subsidiary the portion of Consolidated EBITDA attributable to which is negative for the most recently ended twelve month period and (ii) an Immaterial Foreign Subsidiary) (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $2,500,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of the claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order or (B) any such judgments have not been vacated, discharged, stayed or bonded pending appeal within thirty days from the entry thereof; or

(i) Pension Plans. (a) A Termination Event occurs which has or could reasonably be expected to result in liability to any of the Loan Parties or any other member of the Controlled Group in excess of $3,000,000 in the aggregate; (b) there arises or exists an Unfunded Liability which would or could reasonably be expected to have a Material Adverse Effect or (c) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan which would or could reasonably be expected to result in a liability to any Loan Party or other member of the Controlled Group in excess of $3,000,000 in the aggregate; or

(j) Invalidity of Loan Documents. Any Loan Document shall cease to be in full force and effect (other than in accordance with its terms) or any Loan Party (or any Person by, through or on behalf of the Parent or any Loan Party) shall contest in any manner the validity, binding nature or enforceability of any Loan Document or the Liens purported to be granted therein or any court or any Governmental Authority shall issue a judgment, order, decree or ruling to the effect that any of the obligations of any party to any Loan Document are illegal, invalid or unenforceable;

(k) Change of Control. There occurs any Change of Control;

(l) Invalidity of Subordination Provisions. Any subordination provision in any document or instrument governing any Subordinated Debt, or any subordination provision in any guaranty by any Loan Party of any Subordinated Debt shall, in any such case, cease to be in full force and effect; or any Loan Party or Subsidiary, any subordinating party or any Governmental Authority having jurisdiction over any of them or over the Administrative Agent and/or the Lenders shall contest in any judicial or administrative proceeding the validity, binding nature or enforceability of any such provision or agreement; or

(m) Earnout Default. There is entered against any Loan Party in respect of the Earnout Consideration or the related Bivona Litigation (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $2,500,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of the claim and does not dispute coverage) and (A) enforcement proceedings are commenced by any creditor upon such judgment or order or (B) any such judgments have not been vacated, discharged, stayed or bonded pending appeal within thirty days from the entry thereof.

9.02 Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or applicable Law or equity;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to a Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

9.03 Application of Funds.

After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer subject to Section 11.04 and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party or any Subsidiary and any Lender, or any Affiliate of a Lender, to the extent such Swap Contract is permitted by Section 8.01(e), ratably among the Lenders (and, in the case of such Swap Contracts, Affiliates of Lenders) and the L/C Issuer in proportion to the respective amounts described in this clause Third held by them;

Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, (b) payment of breakage, termination or other payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party or any Subsidiary and any Lender, or any Affiliate of a Lender, to the extent such Swap Contract is permitted by Section 8.01(e), (c) payments of amounts due under any Treasury Management Agreement between any Loan Party or any Subsidiary and any Lender, or any Affiliate of a Lender and (d) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders (and, in the case of such Swap Contracts and Treasury Management Agreements, Affiliates of Lenders) and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been Fully Satisfied, to the Parent or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Treasury Management Agreements and Swap Contracts shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the Lender or Affiliate of a Lender party to such Treasury Management Agreement or such Swap Contract, as the case may be. Each holder of any such Obligations arising under Swap Contracts or Treasury Management Agreements that is not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article X hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE X

ADMINISTRATIVE AGENT

10.01 Appointment and Authority.

Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Loan Party shall have rights as a third party beneficiary of any of such provisions.

The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), potential Swap Contract providers and potential Treasury Management Agreement providers) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

10.02 Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.03 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable to any Lender for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Parent, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.04 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

10.06 Resignation of Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right (subject to the consent of the Parent (such consent not to be unreasonably withheld or delayed) provided that no Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Parent and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

10.07 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.08 No Other Duties; Etc.

Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

10.09 Administrative Agent May File Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations arising under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

10.10 Collateral and Guaranty Matters.

The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) at such time as the Obligations have been Fully Satisfied, (ii) that is transferred or to be transferred as part of or in connection with any Disposition permitted hereunder or under any other Loan Document or any Involuntary Disposition, or (iii) as approved in accordance with Section 11.01;

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.01(i) or any other Permitted Lien of a similar nature; and

(c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.10.

10.11 Swap Contracts and Treasury Management Agreements.

No Lender or any Affiliate of a Lender that is party to any Swap Contract or any Treasury Management Agreement permitted hereunder that obtains the benefits of Section 9.03 or any Collateral by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Swap Contracts and Treasury Management Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender or Affiliate of a Lender that is party to such Swap Contract or such Treasury Management Agreement, as the case may be.

ARTICLE XI

MISCELLANEOUS

11.01 Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Parent or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that

(a) no such amendment, waiver or consent shall:

(i) extend or increase the Commitment of a Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender whose Commitment is being extended or increased (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(ii) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced;

(iii) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (i) of the final proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such amount; provided, however, that only the consent of the Required Lenders shall be necessary to (A) amend the definition of “Default Rate” or waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(iv) change Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

(v) change any provision of this Section 11.01(a) or the definition of “Required Lenders” without the written consent of each Lender directly affected thereby;

(vi) release all or substantially all of the Collateral without the written consent of each Lender whose Obligations are secured by such Collateral;

(vii) release any Borrower without the consent of each Lender, or, except in connection with a transaction permitted under Section 8.04 or Section 8.05, all or substantially all of the value of the Guaranty without the written consent of each Lender whose Obligations are guaranteed thereby, except to the extent such release is permitted pursuant to Section 10.10 (in which case such release may be made by the Administrative Agent acting alone); or

(b) unless also signed by the L/C Issuer, no amendment, waiver or consent shall affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it;

(c) unless also signed by the Swing Line Lender, no amendment, waiver or consent shall affect the rights or duties of the Swing Line Lender under this Agreement; and

(d) unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;

provided, however, that notwithstanding anything to the contrary herein, (i) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (iii) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

11.02 Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to any Loan Party, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Parent).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Parent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Loan Parties, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Parent, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party; provided that such indemnification shall not be available to the extent such losses, costs, expenses and liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from such Person’s gross negligence or willful misconduct. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document (including the imposition of the Default Rate) preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04 Expenses; Indemnity; and Damage Waiver.

(a) Costs and Expenses. The Loan Parties shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent and Lenders, taken as a whole, and, if necessary, of special counsel and local counsel for the Administrative Agent and the Lenders, taken as a whole, in each case, in any relevant jurisdiction and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to the affected Lenders, taken as a whole), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and shall pay all reasonable and documented fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all actual losses, claims, damages, liabilities and reasonable and documented out-of-pocket related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable and documented fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05	Payments Set Aside.

To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06	Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that a Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the related Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Parent otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s Loans and Commitments, and rights and obligations with respect thereto, assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans. For the avoidance of doubt, any assignment by a Lender of its rights and obligations in respect of its Revolving Commitment (and the related Revolving Loans thereunder) and its outstanding Term Loans must be on a pro rata basis.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Parent (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee payable by the assignor or assignee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Parent or any of the Parent’s Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) a natural person.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Parent and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Parent or any of the Parent’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the other Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11.01(a) that affects such Participant. Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e) Limitation on Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Parent is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Commitment and Revolving Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty days’ notice to the Parent and the Lenders, resign as L/C Issuer and/or (ii) upon thirty days’ notice to the Parent, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Parent shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Parent to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (2) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

11.07	Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and such Person agrees to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Loan Party and its obligations, (g) with the consent of the Parent or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers.

For purposes of this Section, “Information” means all information received from a Loan Party or any Subsidiary relating to the Loan Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by such Loan Party or any Subsidiary, provided that, in the case of information received from a Loan Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential (it being agreed that any projections and unpublished results of operations shall be deemed confidential regardless of whether marked as such). Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

11.08 Set-off.

If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Parent and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10 Counterparts; Integration; Effectiveness; Amendment and Restatement.

(a) This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) The parties to the Existing Credit Agreement each hereby agree that, at such time as this Agreement shall have become effective pursuant to the terms of Section 5.01, (a) the Existing Credit Agreement automatically shall be deemed amended and restated in its entirety by this Agreement, and (b) the Commitments under the Existing Credit Agreement and as defined therein automatically shall be replaced with the Commitments hereunder. This Agreement is not a novation of the Existing Credit Agreement.

11.11 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12 Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13 Replacement of Lenders.

If (i) any Lender requests compensation under Section 3.04, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iii) a Lender (a “Non-Consenting Lender”) does not consent to a proposed change, waiver, discharge or termination with respect to any Loan Document that has been approved by the Required Lenders as provided in Section 11.01 but requires unanimous consent of all Lenders or all Lenders directly affected thereby (as applicable), (iv) any Lender is a Defaulting Lender or (v) a Lender delivers a notice pursuant to Section 3.02, then the Parent may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Parent shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c) in the case of any such assignment resulting from (i) a claim for compensation under Section 3.04, (ii) payments required to be made pursuant to Section 3.01 or (iii) delivery of a notice pursuant to Section 3.02, such assignment will result in a reduction in such compensation or payments thereafter or, in the case of Section 3.02, eliminate the applicable circumstances;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable replacement bank, financial institution or Fund consents to the proposed change, waiver, discharge or termination;

provided, further, that the failure by such Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Lender and the mandatory assignment of such Lender’s Commitments and outstanding Loans and participations in L/C Obligations and Swing Line Loans pursuant to this Section 11.13 shall nevertheless be effective without the execution by such Lender of an Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Parent to require such assignment and delegation cease to apply.

11.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15 Waiver of Right to Trial by Jury.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Loan Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arranger are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, (B) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor the Arranger has any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests to the Loan Parties and their respective Affiliates. To the fullest extent permitted by Law, each of the Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17 Electronic Execution of Assignments and Certain Other Documents.

The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.18 USA PATRIOT Act Notice.

Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Act. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

11.19 Concerning Joint and Several Liability of the Borrowers.

(a) Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

(b) Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower with respect to the payment and performance of all of the Obligations arising under this Agreement and the other Loan Documents, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

(c) If and to the extent that a Borrower shall fail to make any payment with respect to any of the obligations hereunder as and when due or to perform any of such obligations in accordance with the terms thereof, then in each such event, the other Borrower will make such payment with respect to, or perform, such obligation.

(d) The obligations of each Borrower under the provisions of this Section 11.19 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

(e) Except as otherwise expressly provided herein and to the extent permitted by applicable Law, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of occurrence of any Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Agreement), or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Agent or the Lenders under or in respect of any of the Obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Lenders in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or any failure to act on the part of the Agent or the Lenders, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 11.19, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 11.19, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Borrower under this Section 11.19 shall not be discharged except by performance and then only to the extent of such performance. The obligations of each Borrower under this Section 11.19 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any reconstruction or similar proceeding with respect to any Borrower or the Lenders. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or the Lenders.

(f) The provisions of this Section 11.19 are made for the benefit of the Agent and the Lenders and their respective successors and assigns, and may be enforced by any such Person from time to time against any of the Borrowers as often as occasion therefore may arise and without requirement on the part of any Lender first to marshal any of its claims or to exercise any of its rights against any other Borrower or to exhaust any remedies available to it against any other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this Section 11.19 shall remain in effect until all the Obligations hereunder shall have been Fully Satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 11.19 will forthwith be reinstated and in effect as though such payment had not been made.

(g) Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or Swap Contracts or Treasury Management Agreements, the obligations of each Borrower hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable Debtor Relief Law.

11.20 Termination of Borrowers.

The Parent may from time to time, upon not less than 10 Business Days’ notice from the Parent to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate any Subsidiary’s status as a Borrower, provided that there are no outstanding Loans or L/C Obligations payable by such Borrower or other amounts payable by such Borrower on account of any Credit Extensions made to it, as of the effective date of such termination (unless such Loans and other Obligations have been assumed by another Borrower). The Administrative Agent will promptly notify the Lenders of any such termination of a Borrower’s status. In connection therewith, such Subsidiary shall become a Guarantor in the manner contemplated by Section 7.11.

11.21	Commitment Letter.

With the exception of those provisions in that certain Commitment Letter dated June 21, 2011 among the Parent and the Administrative Agent (the “Commitment Letter”), which by the express terms of the Commitment Letter remain in full force and effect after the entry of Loan Documents, the Commitment Letter (including without limitation, any representations and warranties made therein by any Loan Party) is replaced and superceded in its entirety by the terms of this Agreement and the other Loan Documents.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	KID BRANDS, INC.,
a New Jersey corporation

By:
Name:
Title:

KIDS LINE, LLC, a Delaware limited liability company

By:
Name:
Title:

SASSY, INC., an Illinois corporation

By:
Name:
Title:

I & J HOLDCO, INC.,
a Delaware corporation

By:
Name:
Title:

LAJOBI, INC.,
a Delaware corporation

By:
Name:
Title:

COCALO, INC.,
a California corporation

By:
Name:
Title:

RB TRADEMARK HOLDCO, LLC,
a Delaware limited liability company

By:
Name:
Title:

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

By:
	Name:	Erin M. Frey
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Lender, Swing Line Lender and L/C Issuer

By:
	Name:	Erin M. Frey
	Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:
Name:	Susan M. Graham
Title:	Vice President

WELLS FARGO BANK, N.A., as a Lender

By:
Name:	Kathryn T. Murphy
Title:	Senior Vice President

CITIZENS BANK OF PENNSYLVANIA, as a Lender

By:
Name:	Francis J. Kelly
Title:	Senior Vice President

HSBC BANK USA, N.A., as a Lender

By:
Name:	John Yoler
Title:	Vice President

SOVEREIGN BANK, as a Lender

By:
Name:	Christine Gerula
Title:	Senior Vice President

ANNEX II

Schedule 2.01 to the Credit Agreement

Commitments and Applicable Percentages

Lender	Commitment Percentage	Revolving Commitment	Term Loan
Bank of America, N.A.	22.8571428500%	$11,885,714.28	$5,257,142.86
JPMorgan Chase Bank, N.A.	17.1428571400%	$8,914,285.71	$3,942,857.14
Wells Fargo Bank, N.A.	17.1428571400%	$8,914,285.71	$3,942,857.14
Citizens Bank of Pennsylvania	14.2857142900%	$7,428,571.43	$3,285,714.29
HSBC Bank USA, National Association	14.2857142900%	$7,428,571.43	$3,285,714.29
Sovereign Bank	14.2857142900%	$7,428,571.43	$3,285,714.29

Total	100.0000000000%	$52,000,000.00	$23,000,000.00

ANNEX III

Exhibit 7.02(a) to the Credit Agreement (Form of Compliance Certificate) and

See Attached.

Exhibit 7.02(a)

FORM OF COMPLIANCE CERTIFICATE

For the [month] [fiscal quarter] [fiscal year] ended             , 20    .

I,                                 , solely in my capacity as [Title] of Kid Brands, Inc. (the “Parent”) and not in my individual capacity, hereby certify that, to the best of my knowledge and belief, with respect to that certain Second Amended and Restated Credit Agreement dated as of August 8, 2011 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrowers, the Guarantors from time to time party thereto, the Lenders and Bank of America, N.A., as Administrative Agent:

(a)	(select one):

☐	The company-prepared financial statements which accompany this certificate fairly and accurately present in all material respects the financial condition and results of operations of the Parent and its Subsidiaries as of the date and for the period covered by such financial statements.

☐	Pursuant to Section 7.01(a) of the Credit Agreement, the financial statements which accompany this certificate have been filed with the SEC in connection with the Parent’s annual report on Form 10-K.

☐	Pursuant to Section 7.01(b) of the Credit Agreement, the financial statements which accompany this certificate have been filed with the SEC in connection with the Parent’s quarterly report on Form 10-Q.

(b)	Since (the date of the last similar certification) [no Default or Event of Default has occurred or is continuing under the Credit Agreement] or [[describe default] has occurred and is continuing under the Credit Agreement and the following steps have been taken to cure such Default].

(c)	(select one):

☐	Attached hereto are such supplements to Schedules 6.08 (Subsidiaries), 6.16 (Real Property), 6.18 (IP Rights) and 6.23 (Deposit Accounts) of the Credit Agreement, such that, as supplemented, such Schedules are accurate and complete as of the date hereof.

☐	No such supplements are required at this time.

(d) Delivered herewith are detailed calculations demonstrating compliance by the Loan Parties with the financial covenants contained in Section 8.13 of the Credit Agreement as of the end of the fiscal period referred to above.]

[(e) Delivered herewith is a written statement of the Parent’s management setting forth a discussion of the financial condition of the Parent and its Subsidiaries and any material changes in their financial condition and/or results of operations.]1

This             day of             , 20    .

KID BRANDS, INC.,
a New Jersey corporation

By:
Name:
Title:

[1]	Only applicable for annual and quarterly financial deliveries and only to the extent not filed with the SEC in connection with the Parent’s annual report on Form 10-K or quarterly report of Form 10-Q.

Attachment to Officer’s Certificate

Computation of Financial Covenants

Attachment to Officer’s Certificate

Management Discussion and Analysis

ANNEX IV

Exhibit 7.02(b) to the Credit Agreement (Form of Borrowing Base Certificate)

See Attached.

Kid Brands, Inc.

BORROWING BASE CERTIFICATE

	Kids Line, US	Sassy	CoCalo	LaJobi	Total
Week Ending:
ACCOUNTS RECEIVABLE (Domestic only), gross as of	$—	$—	$—	$—	$—
Dilution Reserve	—	—	—	—	—
Aged (> 90 Days)	—	—	—	—	—
Aged (> 90 < 120 Days up to $2.5 million)					—
Foreign Receivables - in domestic receivables	—	—	—	—	—
Cross Aging	—	—	—	—	—
Concentration					—
Contra	—				—
Other-Government	—	—	—	—	—
Eligible Accounts Receivable	$—	$—	$—	$—	$—
Advance Rate	80.0%	80.0%	80.0%	80.0%	80.0%
Accounts Receivable Availability	$—	$—	$—	$—	$—

	Kids Line, US	Sassy	CoCalo	LaJobi	Total
INVENTORY:
Gross Inventory (Domestic only) as of	—	—	—	—	—
Aged	—	—	—	—	—
In Transit	—	—	—	—	—
Eligible In Transit Inventory	—	—	—	—	—
Licensed Inventory	—	—	—	—	—
Packaging	—	—	—	—	—
Errors at LaJobi - accuracy of in-transit reports	—	—	—	—	—
Other	—				—
Eligible Inventory	$—	$—	$—	$—	$—
Advance Rate	55.0%	55.0%	55.0%	55.0%	55.0%
Inventory Availability	$—	$—	$—	$—	$—

GROSS AVAILABILITY (A/R AND INVENTORY)	$—	$—	$—	$—	$—
RESERVES
Rent Reserves (3 Months)					$—
Additional Reserves Per Term Sheet					—
Sub Total Reserves					$—
Total Availability					$—
Loan Balance plus outstanding LC					—
Excess Availability (shortfall)					$—

The undersigned hereby represents and warrants to Bank of America, N.A. that the information set forth herein is true and correct as of the date made, that any Accounts Receivable or Inventory classified as “Eligible Accounts Receivable” or “Eligible Inventory” conforms in all respects to the respective definitions of “Eligible Accounts Receivable” and “Eligible Inventory” as set forth in the Loan and Security Agreement (or similar agreement) entered into by and between Bank of America, N.A and the undersigned, as amended, modified or supplemented from time to time.

Date	Authorized Signature

ANNEX V

Exhibit 11.06(b) to the Credit Agreement (Form of Assignment and Assumption)

See Attached.

Exhibit 11.06(b)

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Revolving Loans, Term Loans, Letters of Credit, Guarantees and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:

2. Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]2]

3. Borrowers:	Kid Brands, Inc., Kids Line, LLC, Sassy, Inc., I & J Holdco, Inc.,
LaJobi, Inc., CoCaLo, Inc., RB Trademark Holdco, LLC, and such other designated subsidiary borrowers from time to time

4. Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement

5. Credit Agreement:	Second Amended and Restated Credit Agreement dated as of August 8, 2011 among the Borrowers, the Guarantors from time to time party thereto, the Lenders parties thereto and Bank of America, N.A., as Administrative Agent

[2]	Select as applicable.

6. Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans and PIK Amount for all Lenders*	Amount of Commitment/Loans and PIK Amount Assigned*	Percentage Assigned of Commitment/Loans and PIK Amount[3]
	$	$	%
	$	$	%
	$	$	%
	$	$	%
	$	$	%

[7.	Trade Date: ][4]

Effective Date:             , 20                    [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

*	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans and PIK Amount of all Lenders thereunder.
[4]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[Consented to and][5] Accepted:

BANK OF AMERICA, N.A. as Agent

By
Title:

[Consented to:][6]

[BANK OF AMERICA, N.A., as L/C Issuer][and Swing Line Lender]

By
Title:

[KID BRANDS, INC., a New Jersey corporation

By:
Name:
Title:]

[5]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[6]	To be added only if the consent of the Borrower and/or other parties (e.g. L/C Issuer) is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of its respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of its respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees, commission and other amounts) to the Assignee for amounts which have accrued from and after the last Interest Payment Date. Principal refers to the face amount of the Loans and not gross proceeds funded and includes any PIK Amount accrued pursuant to Section 2.08(c) of the Credit Agreement and not paid in cash in accordance with the terms thereof.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

ANNEX VI

Schedule 1(b) to the Security Agreement (Pledged Equity),

Schedule 3(d) to the Security Agreement (Inventory), and

Schedule 3 (k)(iii) to the Security Agreement (Intellectual Property Proceedings)

See Attached.

SCHEDULE 1(b)

PLEDGED EQUITY

OBLIGOR: Kid Brands, Inc.

Name of Subsidiary	Total Shares	Pledged Shares	Certificate Number of Pledged Shares	Percentage Ownership	Percentage Pledged
Kids Line, LLC	100 Membership Units	100 Membership Units	NOT CERTIFICATED	100%	100%

Sassy, Inc.	100 Shares	100 Shares	1	100%	100%

I & J HoldCo, Inc.	100 Shares	100 Shares	1	100%	100%

RB Trademark Holdco, LLC	100 Membership Units	100 Membership Units	NOT CERTIFICATED	100%	100%

OBLIGOR: Kids Line, LLC

Name of Subsidiary	Total Shares	Pledged Shares	Certificate Number of Pledged Shares	Percentage Ownership	Percentage Pledged
Kids Line Australia Pty Ltd.	75,000 Shares	48,750 Shares	5	100%	65%

Kids Line UK Limited	1,000 Shares	650 Shares	2	100%	65%

OBLIGOR: I & J HoldCo, Inc.

Name of Subsidiary	Total Shares	Pledged Shares	Certificate Number of Pledged Shares	Percentage Ownership	Percentage Pledged
LaJobi, Inc.	100 Shares	100 Shares	2	100%	100%

CoCaLo, Inc.	100 Shares	100 Shares	8	100%	100%

SCHEDULE 3(d)

INVENTORY

Grantor	Collateral	Lessor/Bailee/Consignee/Warehouseman

Kids Line, LLC	Various	Southgate Business and Industrial Park Developers c/o Goldrich & Kest 5150 Overland Avenue Culver City, CA 90230

LaJobi, Inc.	Various	NFI Distribution Building 3-748 15710 Mountain Avenue Chino, CA 91708

LaJobi, Inc.	Various	Keystone Cranbury East, LLC c/o Keystone Realty Services, Inc. 200 Four Falls Corporate Center, Suite 208 West Conshohocken, PA 19428

CoCaLo, Inc.	Various	Goods are in custody of DOT Fulfillment, a provider of logistics services to CoCaLo, Inc. The location is 1801 Standard Ave., Santa Ana, CA 92707.

CoCaLo, Inc.	Various	Goods are in custody of DOT Fulfillment, a provider of logistics services to CoCaLo, Inc. The location is 2525 Pullman, Santa Ana, CA 92705.

Sassy, Inc.	Tools and dies	Canfat Manufacturing Ltd FuZhou Yinhui Co Ltd Baishui Road, Qingkou Investing Section, Minhou Country, Fuzhou City Fuzhou Province, China 86-591-22777118

Sassy, Inc.	Tools and dies	Solid Toys Ind Ltd Peng Cheng 2nd Industrial Estate, Da PengTown, Long Gang District, ShenZhen City, China 86-755-84315188

Sassy, Inc.	Tools and dies

York River Products Ltd

No 7 Lane, Wem Ming Road,

4th Industrial District, Nan Zha, Hu Men, Dong Guan City, Guangdong Province

5th Industrial District, Nan Zha, Hu Men, Dong Guan City, Guangdong Province

SCHEDULE 3(k)(iii)

INTELLECTUAL PROPERTY PROCEEDINGS

None.